                                            EXECUTION COUNTERPART
                                                   File No. 33307


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                      MAXUS INDONESIA, INC.,
                           as Borrower

                               AND

                    MAXUS NORTHWEST JAVA, INC.

                               AND

                  MAXUS SOUTHEAST SUMATRA, INC.,
                          as Guarantors


                  _____________________________


                         CREDIT AGREEMENT


                    Dated as of June 16, 1995


                  ______________________________


                     THE CHASE MANHATTAN BANK
                     (NATIONAL ASSOCIATION),
                             as Agent


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                        TABLE OF CONTENTS

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                                                             ----

Section 1.   Definitions and Accounting Matters . . . . . . .   1

     1.01    Certain Defined Terms  . . . . . . . . . . . . .   1
     1.02    Accounting Terms and Determinations  . . . . . .  24
     1.03    Types of Loans . . . . . . . . . . . . . . . . .  26
     1.04    Borrowing Base . . . . . . . . . . . . . . . . .  26
     1.05    Copies of Documents  . . . . . . . . . . . . . .  29
     1.06    Subsidiaries . . . . . . . . . . . . . . . . . .  29

Section 2.   Commitments, Loans, Notes and Prepayments  . . .  29

     2.01    Loans  . . . . . . . . . . . . . . . . . . . . .  29
     2.02    Borrowings . . . . . . . . . . . . . . . . . . .  29
     2.03    Termination of Commitments . . . . . . . . . . .  29
     2.04    Lending Offices  . . . . . . . . . . . . . . . .  29
     2.05    Several Obligations; Remedies Independent  . . .  30
     2.06    Notes  . . . . . . . . . . . . . . . . . . . . .  30
     2.07    Optional Prepayments and Conversions or
               Continuations of Loans . . . . . . . . . . . .  31
     2.08    Mandatory Prepayments and Credits to Borrowing
               Base Redetermination Sub-Account.  . . . . . .  31

Section 3.   Payments of Principal and Interest . . . . . . .  34

     3.01    Repayment of Loans . . . . . . . . . . . . . . .  34
     3.02    Interest . . . . . . . . . . . . . . . . . . . .  35

Section 4.   Payments; Pro Rata Treatment; Computations;
               Etc. . . . . . . . . . . . . . . . . . . . . .  36

     4.01    Payments . . . . . . . . . . . . . . . . . . . .  36
     4.02    Pro Rata Treatment . . . . . . . . . . . . . . .  37
     4.03    Computations . . . . . . . . . . . . . . . . . .  37
     4.04    Minimum Amounts  . . . . . . . . . . . . . . . .  37
     4.05    Certain Notices  . . . . . . . . . . . . . . . .  38
     4.06    Non-Receipt of Funds by the Agent  . . . . . . .  38
     4.07    Sharing of Payments, Etc.  . . . . . . . . . . .  39

Section 5.   Yield Protection, Etc. . . . . . . . . . . . . .  40

     5.01    Additional Costs . . . . . . . . . . . . . . . .  40
     5.02    Limitation on Types of Loans . . . . . . . . . .  43
     5.03    Illegality . . . . . . . . . . . . . . . . . . .  43
     5.04    Treatment of Affected Loans  . . . . . . . . . .  44
     5.05    Broken Funding . . . . . . . . . . . . . . . . .  44
     5.06    U.S. Taxes . . . . . . . . . . . . . . . . . . .  45
     5.07    Replacement of Certain Lenders . . . . . . . . .  47


                               (i)


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                                                             Page
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Section 6.   Guarantee  . . . . . . . . . . . . . . . . . . .  47

     6.01    The Guarantee  . . . . . . . . . . . . . . . . .  47
     6.02    Obligations Unconditional  . . . . . . . . . . .  48
     6.03    Reinstatement  . . . . . . . . . . . . . . . . .  49
     6.04    Subrogation  . . . . . . . . . . . . . . . . . .  49
     6.05    Remedies . . . . . . . . . . . . . . . . . . . .  49
     6.06    Instrument for the Payment of Money  . . . . . .  50
     6.07    Continuing Guarantee . . . . . . . . . . . . . .  50
     6.08    Rights of Contribution . . . . . . . . . . . . .  50
     6.09    General Limitation on Guarantee
               Obligations. . . . . . . . . . . . . . . . . .  51

Section 7.   Conditions Precedent . . . . . . . . . . . . . .  51

     7.01    Conditions Precedent . . . . . . . . . . . . . .  51
     7.02    Other Conditions Precedent . . . . . . . . . . .  56

Section 8.   Representations and Warranties . . . . . . . . .  56

     8.01    Corporate Existence  . . . . . . . . . . . . . .  56
     8.02    Financial Condition  . . . . . . . . . . . . . .  57
     8.03    Litigation . . . . . . . . . . . . . . . . . . .  57
     8.04    No Breach  . . . . . . . . . . . . . . . . . . .  58
     8.05    Action . . . . . . . . . . . . . . . . . . . . .  58
     8.06    Approvals  . . . . . . . . . . . . . . . . . . .  59
     8.07    Use of Credit  . . . . . . . . . . . . . . . . .  59
     8.08    ERISA  . . . . . . . . . . . . . . . . . . . . .  59
     8.09    Taxes  . . . . . . . . . . . . . . . . . . . . .  59
     8.10    Investment Company Act . . . . . . . . . . . . .  59
     8.11    Public Utility Holding Company Act . . . . . . .  60
     8.12    Material Agreements and Liens  . . . . . . . . .  60
     8.13    Environmental Matters  . . . . . . . . . . . . .  60
     8.14    Capitalization . . . . . . . . . . . . . . . . .  62
     8.15    Subsidiaries, Etc. . . . . . . . . . . . . . . .  62
     8.16    Title to Assets  . . . . . . . . . . . . . . . .  62
     8.17    True and Complete Disclosure . . . . . . . . . .  63
     8.18    Indonesian Agreements  . . . . . . . . . . . . .  63
     8.19    Special Purpose Company  . . . . . . . . . . . .  64

Section 9.   Covenants of the Relevant Obligors . . . . . . .  64

     9.01    Financial Statements Etc.  . . . . . . . . . . .  64
     9.02    Litigation . . . . . . . . . . . . . . . . . . .  69
     9.03    Existence, Etc.  . . . . . . . . . . . . . . . .  69
     9.04    Insurance  . . . . . . . . . . . . . . . . . . .  70
     9.05    Prohibition of Fundamental Changes . . . . . . .  70
     9.06    Limitation on Liens  . . . . . . . . . . . . . .  71
     9.07    Indebtedness . . . . . . . . . . . . . . . . . .  74
     9.08    Investments  . . . . . . . . . . . . . . . . . .  76
     9.09    Restricted Payments  . . . . . . . . . . . . . .  78
     9.10    Certain Financial Covenants  . . . . . . . . . .  79
     9.11    Maintenance of Corporate Separateness  . . . . .  79
     9.12    Lines of Business; Etc.  . . . . . . . . . . . .  79


                               (ii)


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                                                             Page
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     9.13    Transactions with Affiliates . . . . . . . . . .  80
     9.14    Use of Proceeds  . . . . . . . . . . . . . . . .  80
     9.15    Certain Obligations Respecting Subsidiaries  . .  80
     9.16    Changes to Production Payments . . . . . . . . .  81
     9.17    Sales Contracts  . . . . . . . . . . . . . . . .  81
     9.18    Indonesian Agreements and Other Agreements . . .  82
     9.19    Special Covenant relating to Holdings  . . . . .  82
     9.20    Subordinated Indebtedness  . . . . . . . . . . .  83
     9.21    Information with Respect to Dispositions,
               Property Acquisitions and Certain Actions
               of Indonesian Government Authorities.  . . . .  83

Section 10.  Events of Default  . . . . . . . . . . . . . . .  84

Section 11.  The Agent  . . . . . . . . . . . . . . . . . . .  88

     11.01   Appointment, Powers and Immunities . . . . . . .  88
     11.02   Reliance by Agent  . . . . . . . . . . . . . . .  89
     11.03   Defaults . . . . . . . . . . . . . . . . . . . .  89
     11.04   Rights as a Lender . . . . . . . . . . . . . . .  90
     11.05   Indemnification  . . . . . . . . . . . . . . . .  90
     11.06   Non-Reliance on Agent and Other Lenders  . . . .  90
     11.07   Failure to Act . . . . . . . . . . . . . . . . .  91
     11.08   Resignation or Removal of Agent  . . . . . . . .  91
     11.09   Consents under Other Basic Documents . . . . . .  92

Section 12.  Miscellaneous  . . . . . . . . . . . . . . . . .  92

     12.01   Waiver . . . . . . . . . . . . . . . . . . . . .  92
     12.02   Notices  . . . . . . . . . . . . . . . . . . . .  92
     12.03   Expenses, Etc. . . . . . . . . . . . . . . . . .  93
     12.04   Amendments, Etc. . . . . . . . . . . . . . . . .  94
     12.05   Successors and Assigns . . . . . . . . . . . . .  95
     12.06   Assignments and Participations . . . . . . . . .  95
     12.07   Survival . . . . . . . . . . . . . . . . . . . .  97
     12.08   Captions . . . . . . . . . . . . . . . . . . . .  97
     12.09   Counterparts . . . . . . . . . . . . . . . . . .  97
     12.10   Governing Law; Submission to Jurisdiction  . . .  97
     12.11   Waiver of Jury Trial . . . . . . . . . . . . . .  98
     12.12   Treatment of Certain Information;
               Confidentiality  . . . . . . . . . . . . . . .  98
     12.13   Appointment of Holdings as Agent . . . . . . . .  99
     12.14   Joint and Several Liability  . . . . . . . . . .  99

SCHEDULE I     -    Material Agreement, Liens and Production
                      Payments
SCHEDULE II    -    Environmental Matters
SCHEDULE III   -    Subsidiaries and Investments
SCHEDULE IV    -    Litigation
SCHEDULE V     -    Intentionally Omitted
SCHEDULE VI    -    Events of Default relating to YPF and Maxus
SCHEDULE VII   -    Eligible Buyers
SCHEDULE VIII  -    Reorganization Transactions
SCHEDULE IX    -    Waivers of Statutes of Limitations -- Taxes


                              (iii)


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EXHIBIT A      -    Form of Note
EXHIBIT B-1    -    Form of YPF Guarantee Agreement
EXHIBIT B-2    -    Form of Maxus Guarantee Agreement
EXHIBIT C      -    Form of Account Pledge Agreement
EXHIBIT D      -    Form of Pledge Agreement
EXHIBIT E-1    -    Form of Opinion of Special New York and Texas
                      Counsel to the Obligors
EXHIBIT E-2    -    Form of Opinion of Special Argentine Counsel
                      to the Obligors
EXHIBIT E-3    -    Form of Opinion of Vice President -- Legal
                      Counsel of Maxus
EXHIBIT F-1    -    Form of Opinion of Special New York Counsel
                      to Chase
EXHIBIT F-2    -    Form of Opinion of Special Argentine Counsel
                      to Chase
EXHIBIT F-3    -    Form of Opinion of Special Indonesian Counsel
                      to Chase
EXHIBIT G      -    Form of Confidentiality Agreement
EXHIBIT H      -    Form of Notice of Assignment
EXHIBIT I      -    Form of Process Agent Acceptance
EXHIBIT J      -    Form of Affiliate Subordination Agreement


                               (iv)


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          CREDIT AGREEMENT dated as of June 16, 1995, between:
MAXUS INDONESIA, INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("HOLDINGS"); MAXUS NORTHWEST JAVA, INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("MAXUS JAVA"); MAXUS SOUTHEAST SUMATRA, INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("MAXUS SUMATRA" and, together with Maxus Java, a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 12.06(b) hereof, shall become a "Lender" hereunder (individually, a "LENDER" and, collectively, the "LENDERS"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

          Holdings has requested that the Lenders make loans to it in an aggregate principal amount not exceeding $175,000,000 and the Lenders are prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

          Section 1.  DEFINITIONS AND ACCOUNTING MATTERS.

          1.01 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

          "ACCOUNT PLEDGE AGREEMENT" shall mean an Account Pledge Agreement substantially in the form of Exhibit C hereto between the Subsidiary Guarantors, Holdings, Chase and the Agent, as the same may be modified and supplemented and in effect from time to time.

          "ACCOUNTS" shall have the meaning assigned to such term in the Account Pledge Agreement.

          "ACQUISITION CREDIT AGREEMENT" shall mean the Credit
Agreement dated as of April 5, 1995 between YPF Acquisition
Corp., YPF, as guarantor, the lenders named therein and Chase, as agent for said lenders, as the same may be modified and supplemented and in effect from time to time.

          "AFFILIATE" shall mean, with respect to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership


                         CREDIT AGREEMENT
interests, by contract or otherwise), PROVIDED that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person or as an owner of an undivided fractional interest in hydrocarbon reserves or production or gathering, processing or storage assets with respect to which such Person is not the operator or is the owner of 25% or less of the capital stock of or other ownership interests in a corporation or other entity owning any of the foregoing (PROVIDED that another corporation or entity that does not control, or is not controlled by or under common control with, such Person is the owner of a greater percentage of the ownership interests in such corporation or entity than such Person)) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (i) no individual shall be an Affiliate of any Person solely by reason of his or her being a director, officer or employee of such Person and
(ii) none of Holdings and the Wholly Owned Subsidiaries of Holdings shall be Affiliates of each other.

          "AFFILIATE SUBORDINATED INDEBTEDNESS" shall mean Indebtedness of Holdings to YPF or a Wholly Owned Subsidiary of YPF (other than Maxus or a Wholly Owned Subsidiary of Maxus) for borrowed money: (a) no part of the principal of which shall be payable (or subject to any mandatory prepayment, redemption or similar provisions) prior to the payment in full of the principal of and interest on the Loans and all other amounts payable by Holdings hereunder and under the Notes without the prior consent of the Majority Lenders; and (b) the obligations of Holdings in respect of which are subordinated to the obligations of Holdings hereunder and under the Notes pursuant to an Affiliate Subordination Agreement (or on other terms of subordination, and pursuant to documentation, satisfactory to the Majority Lenders).

          "AFFILIATE SUBORDINATION AGREEMENT" shall mean a subordination agreement between YPF or a Wholly Owned Subsidiary of YPF (other than Maxus or a Wholly Owned Subsidiary of Maxus) and the Agent in substantially the form of Exhibit J hereof.

          "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Agent and Holdings as the office by which its Loans of such Type are to be made and maintained.

          "APPLICABLE MARGIN" shall mean, with respect to each Type of Loan during each period set forth in the schedule below, the percentage per annum set forth opposite such period under such Type of Loan in such schedule:


                         CREDIT AGREEMENT

                                    Applicable Margin (% p.a.)
                                    --------------------------

         Period                 Base Rate Loans    Eurodollar Loans
         ------                 ---------------    ----------------

From and including the
  Closing Date through and
  including March 30, 1997          1 1/4%               2 1/4%

From and including
  March 31, 1997 and
  at all times thereafter           1 3/4%               2 3/4%

          "BANKRUPTCY CODE" shall mean the U.S. Federal
Bankruptcy Code of 1978, as amended from time to time.

          "BASE RATE" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "BASIC DOCUMENTS" shall mean, collectively, this Agreement, the Notes and the Support Documents.

          "BORROWING BASE" shall have the meaning assigned to such term in Section 1.04(b)(iv) hereof.

          "BORROWING BASE DEFICIENCY" shall mean, with respect to any Redetermination Date, the amount (if any) by which the aggregate principal amount of the Loans outstanding as of such Redetermination Date exceeds the Borrowing Base as redetermined as of such Redetermination Date.

          "BORROWING BASE EXCESS" shall mean, as of any date, the amount (if any) by which the Borrowing Base as redetermined as of the then most recent Redetermination Date exceeds the aggregate principal amount of the Loans outstanding as of such date.

          "BORROWING BASE PREPAYMENT ASD" shall have the meaning assigned to such term in Section 9.07(d) hereof.

          "BORROWING BASE REDETERMINATION SUB-ACCOUNT" shall have the meaning assigned to such term in the Account Pledge
Agreement.

          "BUSINESS DAY" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by Holdings with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, that is also


                         CREDIT AGREEMENT
a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "CAPEX ASD" shall have the meaning assigned to such term in Section 9.07(d) hereof.

          "CAPITAL EXPENDITURES" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations paid or required to be paid during such period) made or contemplated to be made by the Subsidiary Guarantors or any of their Subsidiaries in connection with the acquisition and exploitation of, or the exploration for or development or production of, Hydrocarbon Properties or to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP. Notwithstanding the foregoing: (a) "Capital Expenditures" for any period (i) with respect to Hydrocarbon Properties shall be limited to those capital expenditures which (a) are contemplated to be made during any period as indicated in the Reserve Evaluation Report delivered to the Agent immediately prior to such period or (b) either of the Subsidiary Guarantors has indicated would be made by a prudent operator of hydrocarbon properties in a certificate of a Senior Officer of such Subsidiary Guarantor delivered to the Agent simultaneously with such Reserve Evaluation Report and (ii) shall exclude capital expenditures made during such period with the proceeds of Net Equity Investments for Capital Expenditures; (b) when used with respect to Maxus Sumatra, "Capital Expenditures" shall not include any Capital Expenditures made by it as the operator under the Operating Agreement to which it is a party or the related Production Sharing Agreement in connection with transactions under such agreements if and to the extent the other parties to such Operating Agreement are obligated to reimburse it for their respective pro rata shares of such Capital Expenditures; and
(c) when used with respect to Maxus Java, "Capital Expenditures" shall include any payments made by it to the operator under the Operating Agreement to which Maxus Java is a party or the related Production Sharing Agreement in satisfaction of Maxus Java's obligations to reimburse such operator for Maxus Java's pro rata share of Capital Expenditures made by such operator in connection with transactions under such agreements.

          "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.


                         CREDIT AGREEMENT

          "CASH FLOW" shall mean, for any period, for Holdings and its Subsidiaries (determined on a consolidated basis in accordance with GAAP, to the extent applicable), the sum of the following for such period (without duplication), which shall be treated as a single accounting period: (a) gross operating revenue from the sale of natural gas, oil and other hydrocarbon products and providing related services MINUS (b) Operating Expenses; PROVIDED that, in no event shall any non-cash item of revenue or expense be included in the determination of Cash Flow.

          "CASUALTY EVENT" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives, anticipates recovering or has filed a claim for Casualty Proceeds.

          "CASUALTY PROCEEDS" shall mean the proceeds of any insurance, condemnation award or other compensation paid or payable to either of the Subsidiary Guarantors or any of their respective Subsidiaries by an insurer or Government Authority in respect of any Casualty Event.

          "CHASE" shall mean The Chase Manhattan Bank (National
Association).

          "CLOSING DATE" shall mean the date upon which the Loans hereunder are made.

          "CLOSING DATE MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on any of the condition (financial or otherwise), business, operations, assets, nature of assets or liabilities of any of (a) YPF and its Subsidiaries taken as a whole (including, without limitation, the investment ratings of any of YPF's securities being downgraded or being put on "credit watch" or "credit review" with negative implications by any nationally recognized statistical rating organization), or
(b) Maxus and its Subsidiaries taken as a whole.

          "CODE" shall mean the U.S. Internal Revenue Code of
1986, as amended from time to time.

          "COLLECTION ACCOUNT" shall have the meaning assigned to such term in the Account Pledge Agreement.

          "COMMITMENT" shall mean, as to each Lender, the obligation of such Lender to make a Loan pursuant to Section 2.01 hereof in a principal amount at any one time outstanding up to but not exceeding the amount set opposite such Lender's name on the signature pages hereof under the caption "Commitment". The original aggregate principal amount of the Commitments is $175,000,000.

          "COMMITMENT TERMINATION DATE" shall mean June 19, 1995.


                         CREDIT AGREEMENT

          "COMMODITY HEDGING AGREEMENT" shall mean, for any Person, an agreement or arrangement between such Person and one or more financial institutions or other entities providing for the transfer or mitigation of risks of fluctuations in the prices of hydrocarbons, either generally or under specific circumstances.

          "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation pursuant to Section 2.07 hereof of a Eurodollar
Loan from one Interest Period to the next Interest Period.

          "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to Section 2.07 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "CREDIT AGRICOLE" shall mean Caisse Nationale de Credit
Agricole, Geneva branch.

          "CREDIT AGRICOLE ACCOUNT AGREEMENT" shall mean an Assignment of Account Agreement to be entered into by Credit Agricole, Maxus Java, Maxus Sumatra, Maxus Energy Trading Company and the Agent in substantially the form heretofore delivered to and approved by the Agent (with such changes therein as may be approved by the Majority Lenders), as the same shall be amended, supplemented, extended and replaced (pursuant to Section 9.17(c)(i) hereof or otherwise) from time to time.

          "DEBT COVERAGE RATIO" shall mean, as at any date, the ratio of (a) Cash Flow for the period of four complete fiscal quarters of Holdings and its Subsidiaries most recently ended prior to such date (or, if such date is prior to April 1, 1996, the fiscal quarter or quarters of Holdings and its Subsidiaries that have elapsed since March 31, 1995, in each case taken as a single accounting period), to (b) Debt Service for such period.

          "DEBT SERVICE" shall mean, for any period, the sum, for Holdings and its Subsidiaries (determined on a consolidated basis in accordance with GAAP), of the following (without duplication):
(a) all regularly scheduled payments or prepayments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations but excluding any prepayment required pursuant to Section 2.08 hereof) made or required to be made during such period PLUS (b) all Interest Expense for such period.

          "DEFAULT" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

          "DETERMINATION DATE" shall mean, when used with respect to any Reserve Evaluation Report, the date 30 days following the


                         CREDIT AGREEMENT
related Report Delivery Date; PROVIDED that if such date is not a Business Day, the Determination Date shall be the immediately succeeding Business Day.

          "DETERMINATION PERIOD" shall mean, (a) with respect to any Reserve Evaluation Report delivered by the Independent Petroleum Engineer, the calendar year for which such report was prepared and (b) with respect to any Reserve Evaluation Report prepared by the Subsidiary Guarantors, the period from January 1 to June 30 of the calendar year for which such report was prepared.

          "DISPOSITION" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by either Subsidiary Guarantor or any of its Subsidiaries to any other Person excluding (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business so long as such items are disposed of in the ordinary course of business and on ordinary business terms,
(ii) any inventory or other Property (including, without limitation, accounts receivable) sold or disposed of in the ordinary course of business and on ordinary business terms),
(iii) any hydrocarbons produced, processed or sold in the ordinary course of business and on ordinary business terms (excluding Production Payments or any other sale or lease of interests in hydrocarbons in the ground with respect to Properties of either Subsidiary Guarantor or any of its Subsidiaries) and (iv) dispositions of Properties the subject of Casualty Events.

          "DOLLAR-DENOMINATED PRODUCTION PAYMENTS" shall mean production payment obligations of either Subsidiary Guarantor or any of its Subsidiaries which are payable from a specified share of proceeds received from production from specific Properties, together with all undertakings and obligations in connection therewith.

          "DOLLARS" and "$" shall mean lawful money of the United
States of America.

          "ELIGIBLE BUYERS" shall mean any of the Persons set forth on Schedule VII hereto or any other Person identified by either Subsidiary Guarantor as an "Eligible Buyer" by notice to the Agent with respect to which the Agent does not notify such Subsidiary Guarantor within 15 Business Days after the receipt by the Agent of such notice that the Majority Lenders have determined that such Person shall not be an Eligible Buyer (such determination to be within the sole discretion of the Majority Lenders); PROVIDED that:

          (a) if such Person shall be the subject of any bankruptcy, insolvency, reorganization, liquidation, dissolution or winding-up proceeding or action (whether


                         CREDIT AGREEMENT
     voluntary or involuntary), such Person shall not be an Eligible Buyer with respect to any Sales Contract entered into after either Subsidiary Guarantor or Holdings receives any written notice or otherwise becomes aware of such event, and

          (b) if, as at any date, more than 25% of the aggregate amount of accounts due from any such Person to the Subsidiary Guarantors and their respective Subsidiaries in respect of its purchases of crude oil or other hydrocarbons from either of the Subsidiary Guarantors or any of their respective Subsidiaries has, as of such date, remained unpaid for more than 30 days (measured from the due date specified in the original invoice therefor), such Person shall cease to be an Eligible Buyer 15 days after such date, PROVIDED that for purposes of determining compliance with
     Section 9.17(b) hereof, such Person shall continue to be an Eligible Buyer with respect to any Sales Contract entered into prior to such date so long as the Subsidiary Guarantor party thereto is diligently attempting to collect such past due amounts and if such Subsidiary Guarantor believes that it is able to terminate such Sales Contract and such termination is believed to be in such Subsidiary Guarantor's best interest, is diligently attempting to effect such termination.

          "ENVIRONMENTAL CLAIM" shall mean, with respect to each of the Relevant Obligors and its Subsidiaries, any written notice, claim or demand (collectively, a "CLAIM") by any Person alleging or asserting liability of such Relevant Obligor and its Subsidiaries for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Environmental Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation or alleged violation by, or any liability or alleged liability of, such Relevant Obligor and its Subsidiaries of or under any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of or exposure to Environmental Materials, but shall not include costs incurred under the respective Production Sharing Agreements or Operating Agreements to abandon or dispose of drilling platforms and related production facilities as required by Pertamina or any other Government Authority, PROVIDED that such costs are reflected in the Reserve Evaluation Reports covering the respective periods in which such costs are incurred.


                         CREDIT AGREEMENT

          "ENVIRONMENTAL LAWS" shall mean any and all applicable Indonesian (whether national, provincial or local) and other foreign laws, rules or regulations, and any orders or decrees, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

          "ENVIRONMENTAL MATERIAL" shall mean any substance, waste, pollutant, contaminant, chemical or other material, exposure to which is now or hereafter regulated, or the handling and disposal of which is now or hereafter regulated, under any Environmental Law.

          "EQUITY RIGHTS" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time.

          "ERISA AFFILIATE" shall mean any corporation or trade or business that is a member of any group of organizations
(i) described in Section 414(b) or (c) of the Code of which any of Holdings and its Subsidiaries is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under
Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which any of Holdings and its Subsidiaries is a member.

          "EURODOLLAR LOANS" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Rate" in this Section 1.01.

          "EURODOLLAR RATE" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the arithmetic mean, as determined by the Agent, of the rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the respective Reference Lenders at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period


                         CREDIT AGREEMENT
for the offering by the respective Reference Lenders to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the respective Reference Lenders for such Interest Period. If any Reference Lender is not participating in any Eurodollar Loans during any Interest Period therefor, the Eurodollar Rate for such Loans for such Interest Period shall be determined by reference to the amount of such Loans that such Reference Lender would have made or had outstanding had it been participating in such Loan during such Interest Period.

          "EVENT OF DEFAULT" shall have the meaning assigned to such term in Section 10 hereof.

          "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Agent.

          "GAAP" shall mean accounting principles generally accepted in the United States as such principles shall be in effect at the time of the computation or determination or as of the date of the relevant financial statements, as the case may be (the "RELEVANT DATE"), subject to Section 1.02 hereof.

          "GOVERNMENT AUTHORITY" shall mean any federal, state, provincial, municipal, local or territorial government or governmental subdivision, department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial, taxing or administrative body, domestic or foreign, including, without limitation, in the case of Indonesia, any ministry or state enterprise of the Republic of Indonesia and any officer or official of any of the foregoing (including, without limitation, Pertamina in its capacity as regulator of Indonesian petroleum operators and matters in general but not in its capacity as a contracting party to each Production Sharing Contract and Operating Agreement).

          "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become


                         CREDIT AGREEMENT
contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person or any production or revenues generated by (or any capital or other expenditures incurred in connection with the acquisition and exploitation of, or the exploration for or development or production of) any Hydrocarbon Properties, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning.

          "HYDROCARBON PROPERTIES" shall mean, (i) with respect to either Subsidiary Guarantor, such Subsidiary Guarantor's Indonesian Interests and (ii) with respect to either Subsidiary Guarantor or any of its Subsidiaries, such Subsidiary Guarantor's or Subsidiary's interests in hydrocarbon reserves.

          "INDEBTEDNESS" shall mean, for any Person (without duplication): (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to purchase or repurchase the same or similar Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days after the date of receipt of the invoice therefor;
(c) obligations of others secured by a Lien on the Property of such Person, whether or not the respective obligations so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit, surety bonds or similar instruments issued or accepted by banks, surety companies and other financial institutions for account of such Person;
(e) Capital Lease Obligations of such Person other than any thereof for which either of the Subsidiary Guarantors are liable (in the case of Maxus Sumatra, directly, or, in the case of Maxus Java, indirectly by way of an obligation to reimburse the operator under the Operating Agreement to which it is a party) and which is incurred in connection with transactions under the Operating Agreement to which such Subsidiary Guarantor is a party or the related Production Sharing Agreement; (f) obligations of such Person in respect of obligations of the types specified in other clauses of this definition as a partner or joint venturer


                         CREDIT AGREEMENT
of any partnership or joint venture (other than in respect of obligations incurred in the ordinary course of business); (g) the unearned balance of any advance payment received by such Person under any contract to be performed in excess of $250,000 in the aggregate (other than as provided in clause (h) below); (h) the unearned balance of any advance payment received by such Person under any contract to be performed in excess of $2,000,000 in the aggregate resulting from transactions in the ordinary course of such Person's business; and (i) Indebtedness of others Guaranteed by such Person; PROVIDED that: (i) when used with respect to Maxus Sumatra, "Indebtedness" shall not include any Indebtedness incurred by it as the operator under the Operating Agreement to which it is a party or the related Production Sharing Agreement in connection with transactions under such agreements if and to the extent the other parties to such Operating Agreement are obligated to reimburse it for their respective pro rata shares of payments made by it in respect of such Indebtedness; and
(ii) when used with respect to Maxus Java, "Indebtedness" shall include its obligations to reimburse the operator under the Operating Agreement to which Maxus Java is a party or the related Production Sharing Agreement for Maxus Java's pro rata share of payments made by such operator in respect of Indebtedness incurred by such operator in connection with transactions under such agreements.

          "INDEPENDENT PETROLEUM ENGINEER" shall mean any firm of independent petroleum engineers selected by the Relevant Obligors and acceptable to the Majority Lenders.

          "INDONESIAN AGREEMENTS" shall mean, collectively, the Production Sharing Agreements and the Operating Agreements.

          "INDONESIAN INTERESTS" shall mean, when used with respect to a Subsidiary Guarantor, such Subsidiary Guarantor's rights and interests in, to and under the Production Sharing Agreement to which it is a party and the related Operating Agreement including, without limitation, its rights thereunder to develop, operate, produce, extract and otherwise exploit its share of the hydrocarbon reserves that are the subject of such Indonesian Agreements and export from Indonesia and sell its share of the hydrocarbons produced thereunder.

          "INDONESIAN MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the Property (including, without limitation, the Indonesian Interests of the Subsidiary Guarantors), financial condition, business or operations of Holdings and its Subsidiaries taken as a whole, (b) the ability of Holdings or any of its Subsidiaries to perform any of its payment or any of its other material obligations under any of the Basic Documents to which it is a party, (c) the validity or enforceability of any of such obligations, (d) the ability of the Lenders and the Agent to enforce any of their respective rights and remedies under any of the Basic Documents to which Holdings


                         CREDIT AGREEMENT
or any of its Subsidiaries is a party or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

          "INITIAL RESERVE EVALUATION REPORT" shall mean a report prepared by Gaffney Cline & Associates, Inc. dated March 10, 1995, as audited by Miller & Lents, Ltd. (the results of such audit being set forth in letters dated March 23, 1995) with respect to Proved Reserves.

          "INTERCOMPANY AGREEMENTS" shall have the meaning assigned to such term in Section 9.13 hereof.

          "INTEREST COVERAGE RATIO" shall mean, as at any date, the ratio of (a) Cash Flow for the four complete fiscal quarters of Holdings and its Subsidiaries ending on or most recently ended prior to such date (or if such date is prior to April 1, 1996, the fiscal quarter or quarters of Holdings and its Subsidiaries that have elapsed since March 31, 1995), in each case taken as a single accounting period, TO (b) Interest Expense for such period.

          "INTEREST EXPENSE" shall mean, for any period, interest expense of Holdings and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), including, without limitation: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued (whether or not actually paid during such period) or capitalized during such period PLUS (b) the net amount payable (or MINUS the net amount receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period).

          "INTEREST PERIOD" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as Holdings may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate outstanding principal amount of the Eurodollar Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate outstanding principal amount of the Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date;


                         CREDIT AGREEMENT

(ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

          "INTEREST RATE PROTECTION AGREEMENT" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "INVESTMENT" shall mean, for any Person (without duplication): (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies or the providing of oil and gas operating, producing or marketing services by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such other Person (other than Guarantees included in the definition of Indebtedness in this Section 1.01); and (d) the entering into of any Interest Rate Protection Agreement or Commodity Hedging Agreement; PROVIDED that: (i) when used with respect to Maxus Sumatra, "Investments" shall not include any Investments made by it as the operator under the Operating Agreement to which it is a party or the related Production Sharing Agreement in connection with transactions under such agreements if and to the extent the other parties to such Operating Agreement are obligated to reimburse it for their respective pro rata shares of such Investments; and (ii) when used with respect to Maxus Java, "Investments" shall include any payments made by it to the operator under the Operating Agreement to which Maxus Java is a party or the related Production Sharing Agreement in satisfaction of Maxus Java's obligations to reimburse such operator for Maxus Java's pro rata share of


                         CREDIT AGREEMENT

Investments made by such operator in connection with transactions under such agreements.

          "LEGAL REQUIREMENTS" shall mean all laws, rules or regulations of any Government Authority or any order, writ, injunction or decree of any court or governmental or regulatory authority or agency.

          "LIEN" shall mean, with respect to any Property, any assignment in trust, mortgage, lien, pledge, charge, fiduciary or security assignment, security interest or encumbrance of any kind in respect of such Property (including, without limitation, any Production Payment, advance payment or similar arrangement with respect to minerals in place). For purposes of the foregoing, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "LIKE-KIND EXCHANGE" shall have the meaning assigned to such term in Section 2.08(d) hereof.

          "LOANS" shall mean the loans provided for in
Section 2.01 hereof, which may be Base Rate Loans and/or
Eurodollar Loans.

          "MAJORITY LENDERS" shall mean Lenders having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Lenders holding at least
66 2/3% of the aggregate unpaid principal amount of the Loans.

          "MARGIN STOCK" shall mean "margin stock" within the meaning of Regulation U and Y.

          "MAXUS" shall mean Maxus Energy Corporation, a Delaware corporation.

          "MAXUS GUARANTEE AGREEMENT" shall mean a Guarantee
Agreement substantially in the form of Exhibit B-2 hereto between Maxus and the Agent, as the same may be modified and supplemented and in effect from time to time.

          "MERGER" shall mean the merger of YPF Acquisition Corp.
with and into Maxus pursuant to the Merger Agreement.

          "MERGER AGREEMENT" shall mean the Agreement of Merger dated as of February 28, 1995 among YPF, YPF Acquisition Corp.
and Maxus, as the same may be modified and supplemented and in effect from time to time.

          "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions


                         CREDIT AGREEMENT
have been made by Holdings or any of its Subsidiaries or any ERISA Affiliate and that is covered by Title IV of ERISA.

          "NET AVAILABLE PROCEEDS" shall mean:

          (a)  in the case of any Disposition by either
     Subsidiary Guarantor or any of its Subsidiaries, the amount of Net Cash Payments received in connection with such Disposition;

          (b) in the case of any Casualty Event, the aggregate amount of the Casualty Proceeds received by the relevant Subsidiary Guarantor or any of its Subsidiaries in respect of such Casualty Event net of (i) reasonable expenses incurred by such Subsidiary Guarantor or Subsidiary in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on the Property the subject of such Casualty Event and any income and transfer taxes payable by such Subsidiary Guarantor or Subsidiary in respect of such Casualty Event; and

          (c) in the case of any Subordinated Debt Issuance, the aggregate amount of all cash received by Holdings in respect of such Subordinated Debt Issuance net of reasonable expenses incurred by Holdings or in connection therewith (including, without limitation, all brokers' commissions, lawyers', accountants' and consultants' fees and expenses, all investment advisory, placement and underwriting fees and any other nonrecurring expenses).

          "NET CASH PAYMENTS" shall mean, with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the relevant Subsidiary Guarantor or any of its Subsidiaries directly or indirectly in connection with such Disposition; PROVIDED that
(a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by such Subsidiary Guarantor or Subsidiary in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated (including, without limitation, any foreign taxes) to be payable by Maxus, Holdings or any of their respective Subsidiaries, as the case may be, as a result of such Disposition (but only to the extent that (x) amounts equal to such estimated taxes are in fact paid to Maxus (in cash or by offset against obligations owed by Maxus to Holdings) pursuant to an Intercompany Agreement relating to Taxes for payment to the relevant Federal, state or local governmental authority not later than the date such taxes are required to be paid to the relevant Government Authority or otherwise and
(y) until such taxes are so paid, the applicable Subsidiary Guarantor or its relevant Subsidiary establishes reserves for the payment of such taxes in accordance with GAAP) and (b) Net Cash


                         CREDIT AGREEMENT

Payments shall be net of any repayments by the relevant Subsidiary Guarantor or Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) such Indebtedness is to be repaid as a condition to the Disposition of such Property.

          "NET EQUITY INVESTMENTS FOR CAPITAL EXPENDITURES" shall mean, for any period, the receipt by a Subsidiary Guarantor during such period of any (a) proceeds of a capital contribution from Holdings made with the proceeds of a capital contribution to Holdings from YPF or a Wholly Owned Subsidiary of YPF (other than any of the other Relevant Obligors or their respective Subsidiaries), plus (b) proceeds of a capital contribution from Holdings made with the proceeds of Capex ASD, in each case only if and to the extent that at the time of receipt of such proceeds, a Senior Officer of the applicable Subsidiary Guarantor or Holdings has indicated in a notice to the Agent that the same are to be used by a Subsidiary Guarantor to make Capital Expenditures; PROVIDED that "Net Equity Investments for Capital Expenditures" for any period shall be reduced by any Restricted Payments made during such period.

          "NOTES" shall mean the promissory notes provided for by
Section 2.06 hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "OBLIGORS" shall mean, collectively, Holdings, the Subsidiary Guarantors, Maxus and YPF.

          "OPERATING AGREEMENTS" shall mean, collectively,
(a) the Operating Agreement dated May 5, 1967 between the Sinclair Group (including Maxus Java) referred to therein and the IIAPCO Group referred to therein and (b) the Operating Agreement effective as of September 6, 1968 by and among the parties (including Maxus Sumatra) referred to therein, in each case, as such agreements have heretofore been modified, renewed, extended and supplemented and shall hereafter be modified, renewed, extended and supplemented and in effect from time to time.

          "OPERATING EXPENSES" shall mean, for any period, the sum of the following for Holdings and its Subsidiaries (determined on a consolidated basis in accordance with GAAP, to the extent applicable) to the extent paid during such period (without duplication), which shall be treated as a single accounting period: (a) expenses (including lease operating expenses) incurred in producing natural gas, oil and other hydrocarbon products and providing related services (including, without limitation, royalties paid or payable during such period but only to the extent reflected in the computation of gross operating revenues for purposes of determining Cash Flow for such period); (b) Taxes (other than Taxes of any United States


                         CREDIT AGREEMENT

Government Authority paid in respect of the income or profits of the Subsidiary Guarantors and their respective Subsidiaries);
(c) general and administrative and other overhead expenditures;
(d) Capital Expenditures made during such period in respect of Hydrocarbon Properties; and (e) all other production and operating expenses paid; PROVIDED that, in no event shall any non-cash item of expense be included in the determination of Operating Expenses.

          "PAYMENT DEFAULT" shall mean any failure of Holdings to pay any principal of or interest on the Loans when due.

          "PBGC" shall mean the Pension Benefit Guaranty
Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERMITTED INVESTMENTS" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in each case maturing not more than 180 days from the date of acquisition thereof; (b) marketable general obligations issued by any state of the United States of America maturing within
180 days from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (c) Dollar denominated domestic and Eurodollar certificates of deposit, time or demand deposits or bankers' acceptances and maturing within 180 days from the date of acquisition issued or guaranteed by, or placed with, and money market deposit accounts issued or offered by: (i) any Lender,
(ii) any other commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia (or the holding company of which such bank is a subsidiary having) having combined capital, surplus and undivided profits (less any undivided losses) of not less than $1,000,000,000, and (iii) any branch located in the United States of America of a commercial bank organized under the laws of the United Kingdom, Canada or Japan (or the holding company of which such commercial bank is a subsidiary) having a combined capital, surplus and undivided profits (less any undivided losses) of not less than $1,000,000,000; (d) commercial paper (i) rated A-1 or better or P-1 by Standard & Poor's Ratings Group or Moody's Investors Services, Inc., respectively, or (ii) rated A-2 or P-2 or better by Standard & Poor's Ratings Group or Moody's Investors Services, Inc., respectively, issued by any Lender (or any other Person that owns, directly or indirectly, not less than 80% of the voting securities of such Lender) having capital surplus and undivided profits (less any undivided losses) of at least $1,000,000,000, in each case maturing not more than 180 days from the date of acquisition thereof and so long as the same
(x) provides for the payment of principal and interest and
(y) are not subject to any contingency regarding the payment of


                         CREDIT AGREEMENT
principal or interest; and (e) fully collateralized repurchase agreements with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) of this definition, entered into with any institution meeting the qualifications specified in subclauses (i) through (iii) of clause (c) of this definition.

          "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "PERTAMINA" shall mean Perusahaan Pertambangan Minyak
Dan Gas Bumi Negara, an Indonesian state enterprise.

          "PLAN" shall mean an employee benefit or other plan established or maintained by Holdings or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer
Plan.

          "PLEDGE AGREEMENT" shall mean a Pledge Agreement substantially in the form of Exhibit D hereto between Holdings and the Agent, as the same may be modified and supplemented and in effect from time to time.

          "POST-DEFAULT RATE" shall mean, in respect of (a) any principal of any Loan that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 3 1/2% PLUS the Base Rate as in effect from time to time PLUS the Applicable Margin for Base Rate Loans (PROVIDED that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the current Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 3 1/2% PLUS the interest rate for such Loan as provided in
Section 3.02(b) hereof) and (b) interest on any Loan or any other amount payable to the Agent or the Lenders hereunder, in each case, that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 3 1/2% PLUS the Base Rate as in effect from time to time PLUS the Applicable Margin for Base Rate Loans.

          "PRESENT VALUE OF RESERVES" shall mean, as of any date, estimated net cash flow expressed in Dollars (after development expenses and production taxes) in respect of Proved Reserves attributable to Hydrocarbon Properties calculated in accordance with risk factors and product pricing models for hydrocarbon properties in effect at the time such estimate is made and


                         CREDIT AGREEMENT
discounted to present value at a discount rate for Proved
Reserves acceptable, in each case, to the Majority Lenders.

          "PRIME RATE" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

          "PRINCIPAL OFFICE" shall mean the principal office of Chase, located on the date hereof at 1 Chase Manhattan Plaza, New
York, New York 10081.

          "PRINCIPAL PAYMENT DATES" shall mean the Quarterly
Dates falling on or nearest to  March 31, June 30, September 30 and December 31 of each year, commencing with March 31, 1997 through and including December 31, 2002.

          "PRODUCTION PAYMENTS" shall mean Dollar-Denominated
Production Payments and Volumetric Production Payments.

          "PRODUCTION SHARING AGREEMENTS" shall mean, collectively, (a) the Production Sharing Contract for Southeast Sumatra dated as of September 6, 1968 originally by and between Pertamina and Independent Indonesian American Petroleum Company and the other contractor parties referred to therein and (b) the Production Sharing Contract for Northwest Java dated as of
April 18, 1966 originally by and between Pertamina, Independent Indonesian American Petroleum Company and the other "Contractors" referred to therein, in each case, as such agreements have heretofore been modified, renewed, extended and supplemented and shall hereafter be modified, renewed, extended and supplemented and in effect from time to time.

          "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "PROVED RESERVES" shall mean reserves (to the extent of the net interest of either Subsidiary Guarantor or any of its Subsidiaries therein including, in the case of a Subsidiary Guarantor, its net interest in reserves represented by its Indonesian Interests) comprised of quantities of hydrocarbons which geologic and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

          "QUARTERLY DATES" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be June 30, 1995.

          "REDETERMINATION" shall mean a redetermination of the Borrowing Base provided for by Section 1.04 hereof.


                         CREDIT AGREEMENT

          "REDETERMINATION DATE" shall have the meaning assigned to such term in Section 1.04(b)(ii) hereof.

          "REDETERMINATION REVIEW" shall have the meaning assigned to such term in Section 1.04(c) hereof.

          "REFERENCE LENDERS" shall mean Chase and such other Lenders as may be agreed by Chase and Holdings from time to time (but in no event shall there be more than three Reference Lenders at any time) or their respective Applicable Lending Offices, as the case may be.

          "REGULATION A", "REGULATION D", "REGULATION U" AND "REGULATION X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the date hereof in U.S. Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any U.S. Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal or discharge of Environmental Materials into the environment; as used herein, the term "Released" shall have a correlative meaning.

          "RELEVANT OBLIGORS" shall mean, collectively, the Subsidiary Guarantors and Holdings.

          "RELEVANT PARTY" shall have the meaning assigned to such term in Section 10(b) hereof.

          "RELEVANT DATE" shall have the meaning assigned to such term in the definition of "GAAP" in this Section 1.01.

          "REORGANIZATION TRANSACTIONS" shall mean, collectively, the transactions described in Schedule VIII hereto, all of which are to occur on or before the Closing Date.

          "REPORT DELIVERY DATE" shall mean each of March 1 and September 1 in each year; provided that if any such day is not a Business Day, the Report Delivery Date shall be the immediately succeeding Business Day.


                         CREDIT AGREEMENT

          "RESERVE EVALUATION REPORT" shall mean the Initial
Reserve Evaluation Report and each subsequent unsuperseded report that is prepared on a basis reasonably consistent with the Initial Reserve Evaluation Report and is otherwise satisfactory in form and substance to the Majority Lenders.

          "RESTRICTED PAYMENTS" shall mean (a) dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of Holdings or of any warrants, options or other rights to acquire the same (or to make any payments to any other Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of Holdings or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of Holdings, and
(b) payments of interest on Affiliate Subordinated Indebtedness.

          "SALES CONTRACTS" shall mean any contract or agreement for the sale by either Subsidiary Guarantor or any of its Subsidiaries of crude oil or other hydrocarbon products.

          "SENIOR OFFICER" shall mean, when used with respect to an Obligor, the president, the principal executive officer, the principal operating officer or the principal financial officer of such Obligor.

          "SUBORDINATED DEBT ISSUANCE" shall mean the incurrence by Holdings of any Subordinated Indebtedness referred to in
Section 9.07(c) hereof.

          "SUBORDINATED INDEBTEDNESS" shall mean Affiliate Subordinated Indebtedness and other unsecured Indebtedness of Holdings for borrowed money (a) for which Holdings is directly and primarily liable, (b) in respect of which none of its Subsidiaries is contingently or otherwise obligated, (c) that is (except in the case of Affiliate Subordinated Indebtedness subject to an Affiliate Subordination Agreement) subordinated to the obligations of Holdings to pay principal of, and interest on, the Loans and the Notes and all other amounts payable by Holdings hereunder on terms of subordination in form and substance satisfactory to the Majority Lenders, and (d) (except in the case of Affiliate Subordinated Indebtedness subject to an Affiliate Subordination Agreement) the other terms of which (including, without limitation, terms relating to the amortization of such Subordinated Indebtedness, interest thereon, mandatory prepayments and redemptions thereof and covenants and events of default with respect thereto) are in form and substance satisfactory to the Majority Lenders.

          "SUBSEQUENT REDETERMINATION" shall have the meaning assigned to such term in Section 2.08(a) hereof.


                         CREDIT AGREEMENT

          "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "SUBSTANTIAL ASSET SALE" shall mean, at any time, any Disposition or Dispositions, other than Dispositions described in clause (iii) of the third paragraph of Section 9.05 hereof, the aggregate Net Available Proceeds of which have exceeded $100,000,000 since the immediately preceding Determination Date.

          "SUPPORT DOCUMENTS" shall mean, collectively, the Account Pledge Agreement, the Pledge Agreement, the Credit Agricole Account Agreement, the Maxus Guarantee Agreement, the YPF Guarantee Agreement and all Uniform Commercial Code financing statements required by the Account Pledge Agreement and the Pledge Agreement to be filed with respect to the security interests in personal Property created pursuant thereto.

          "TANGIBLE NET WORTH" shall mean, as at any date, the sum for Holdings and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

          (a)  the amount of capital stock of Holdings; PLUS

          (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, MINUS the amount of such deficit); MINUS

          (c) the sum of the following: cost of treasury shares and the book value of all assets that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves for losses, contingencies, or other liabilities (but only to the extent such reserves were not deducted in arriving at the amounts in clause (a) or (b) above) and any write-up in the book value of assets resulting from a revaluation thereof subsequent to June 16, 1995 (excluding any adjustment to the


                         CREDIT AGREEMENT
     net worth of Holdings resulting from the Merger and the transactions contemplated thereby after such date).

          "TAXES" shall mean all taxes, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings, or charges, which are imposed, levied, collected, withheld or assessed by any Government Authority as of the date of this Agreement or at any time in the future together with interest thereon and penalties with respect thereto, if any, and any payments of principal, interest, charges, fees or other amounts made on or in respect thereof, including, without limitation, production and severance taxes and windfall profit taxes and "Tax" and "Taxation" shall be construed accordingly.

          "TYPE" shall have the meaning assigned to such term in
Section 1.03 hereof.

          "UNRESTRICTED CASH AND CASH EQUIVALENTS" shall mean cash and cash equivalents of Holdings and its Subsidiaries that are (a) subject to no restrictions on the use thereof by Holdings or any of its Subsidiaries pursuant to any agreement or understanding with any Person and (b) not set aside for, nor dedicated to, any particular uses other than the payment of principal of, and interest on, the Loans and the Notes, and the other amounts payable by Holdings and its Subsidiaries to the Agent and the Lenders hereunder.

          "VOLUMETRIC PRODUCTION PAYMENTS" shall mean production payment obligations of either Subsidiary Guarantor or any of its Subsidiaries which are payable from a specified share of production from specific Properties, together with all undertakings and obligations in connection therewith.

          "WHOLLY OWNED SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          "YPF" shall mean YPF Sociedad Anonima, an Argentine sociedad anonima.

          "YPF GUARANTEE AGREEMENT" shall mean a Guarantee
Agreement substantially in the form of Exhibit B-1 hereto between YPF and the Agent, as the same may be modified and supplemented and in effect from time to time.

          1.02  ACCOUNTING TERMS AND DETERMINATIONS.

          (a) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial


                         CREDIT AGREEMENT
matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP
(including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

          (b) If any change in GAAP after the date of this Agreement shall be required to be applied to transactions then or thereafter in existence, and a violation of or default under one or more provisions of this Agreement shall have occurred or in the opinion of Holdings would likely occur which would not have occurred or be likely to occur if no change in accounting principles had taken place:

          (i) the parties agree that such violation or default shall not constitute a Default for a period of 60 days from the date Holdings notifies the Agent of the application of this Section 1.02(b) identifying such change and the provisions of this Agreement affected thereby;

         (ii) the parties agree in such event to negotiate in good faith an amendment of this Agreement which shall approximate to the extent possible the economic effect of the original financial covenants after taking into account such change in GAAP; and

        (iii) if the parties are unable to agree on such an amendment within such 60-day period, Holdings shall have the option of (A) prepaying the Loans (pursuant to Section 2.07 and the other applicable provisions hereof) within 120 days from the date Holdings notifies the Agent of the application of this Section 1.02(b) or (B) making all future calculations by application of generally accepted accounting principles applied on a basis consistent with those in effect immediately prior to such change in generally accepted accounting principles. If Holdings does not exercise either such option within said period by written notice to the Agent, then as used in this Agreement, "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date.

          (c) If any change in GAAP after the date of this Agreement shall be required to be applied to transactions or conditions then or thereafter in existence, and the Agent shall assert that the effect of such change is or shall likely be to distort materially the effect of any of the definitions of financial terms in Section 1 hereof or any of the financial covenants of the Relevant Obligors in Section 9 hereof (the "FINANCIAL PROVISIONS"), so that the intended economic effect of any of the Financial Provisions will not in fact be accomplished:

          (i) the Agent shall notify Holdings of such assertion, specifying the change in GAAP which is objected to, and


                         CREDIT AGREEMENT
     until otherwise determined as provided below, the specified change in GAAP shall not be made by the Relevant Obligors in their respective financial statements for the purpose of applying the Financial Provisions; and

         (ii) the parties shall follow the procedures set forth in paragraph (ii) and the first sentence of paragraph (iii) of subsection (b) of this Section 1.02. If the parties are unable to agree on an amendment as provided in said paragraph (ii) and if Holdings does not exercise the option set forth in the first sentence of said paragraph (iii) within the specified period, then as used in this Agreement "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date, except that the specified change in GAAP which is objected to by the Agent shall not be made in applying the Financial Provisions.

          (d) None of the Relevant Obligors will change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

          1.03  TYPES OF LOANS.  Loans hereunder are
distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.

          1.04  BORROWING BASE.

          (a) BORROWING BASE REPORTS. The Subsidiary Guarantors have heretofore furnished to the Agent and the Lenders the Initial Reserve Evaluation Report. On or before each Report Delivery Date, the Subsidiary Guarantors shall furnish to the Agent (for delivery to the Lenders) and Holdings an updated Reserve Evaluation Report as provided in Sections 9.01(h) and (i) hereof.

          (b)  BORROWING BASE.

          (i) During the period commencing on the date hereof and ending on the date the first redetermination of the Borrowing Base becomes effective as provided in clause (ii) of this Section 1.04(b), the Borrowing Base shall be $175,000,000 which amount has been determined on the basis of the Initial Reserve Evaluation Report (with such adjustments to the rates, factors, values, estimates, assumptions and computations set forth in such Initial Reserve Evaluation Report as have been approved by the Majority Lenders).

         (ii) As promptly as practicable following the receipt of the Reserve Evaluation Report on each Report Delivery


                         CREDIT AGREEMENT

     Date, the Agent (in consultation with the Lenders) shall
     (A) redetermine the Borrowing Base on the basis of such Reserve Evaluation Report (or, in the case of a Redetermination Review, the Reserve Evaluation Report then in effect) in the manner provided in clause (iii) of this
     Section 1.04(b), (B) notify the Lenders of such redetermination and (C) if such redetermination is approved by the Majority Lenders, notify Holdings and the Lenders of the Borrowing Base as so redetermined and such redetermined Borrowing Base shall become effective on the Determination Date immediately following the Report Delivery Date for such Reserve Evaluation Report (or such later date as notified by the Agent to Holdings and the Lenders) and shall remain effective until again redetermined; PROVIDED that, with respect to any redetermination of the Borrowing Base as a result of a Redetermination Review, the Borrowing Base as so redetermined shall become effective on the date the Agent shall notify Holdings and the Lenders thereof. Each date on which a redetermination of the Borrowing Base becomes effective as provided in the preceding sentence is herein called a "REDETERMINATION DATE".

        (iii) Each redetermination by the Agent of the Borrowing Base (and the Majority Lenders' approval thereof) shall be made on the basis of parameters which may include the Present Value of Reserves attributable to Hydrocarbon Properties as set forth in the related Reserve Evaluation Report, as adjusted by the Agent with the approval of the Majority Lenders, in its and their reasonable discretion, using the rates, factors, values, estimates, assumptions and computations set forth in such Reserve Evaluation Report and any other relevant information or factors including, without limitation, any Indebtedness or other obligations that may be incurred by the Subsidiary Guarantors and their Subsidiaries, any Hydrocarbon Properties acquired or sold by either Subsidiary Guarantor or any of its Subsidiaries after the Determination Period for such Reserve Evaluation Report (which, in the case of the Hydrocarbon Properties acquired by either Subsidiary Guarantor or any of its Subsidiaries, are not subject to any Lien other than Liens permitted by
     Section 9.06 hereof and which shall take into consideration any Liens existing on Hydrocarbon Properties at the time of such acquisition by such Subsidiary Guarantor or Subsidiary) and any Proved Reserves not reflected in such Reserve Evaluation Report but are attributable to Hydrocarbon Properties covered by such Reserve Evaluation Report (such adjustments being herein called "BORROWING BASE ASSUMPTIONS") and, in the case of any Redetermination as a result of a Redetermination Review, the changes in the Borrowing Base Assumptions specified in the related notice pursuant to Section 1.04(c) hereof. Notwithstanding the foregoing (but without duplication), (i) the Net Available Proceeds of any Disposition that any of the Relevant


                         CREDIT AGREEMENT

     Obligors has indicated will be reinvested in Property of comparable value, in accordance with and in the amounts provided in Section 2.08(d) hereof (PROVIDED that such Disposition occurred not more than 90 days prior to the applicable Redetermination Date), shall be included in the calculation of the Borrowing Base and (ii) the amount of any Casualty Proceeds (x) the Subsidiary Guarantors reasonably anticipate will be received within 180 days after the relevant Redetermination Date (whether or not the applicable Subsidiary Guarantor intends to repair or replace the Property affected by such Casualty Event) and (y) received by a Subsidiary Guarantor and being used by such Subsidiary Guarantor in connection with the repair or replacement of the Property affected by such Casualty Event shall, in each case, be included in the calculation of the Borrowing Base.

         (iv) As used herein, "BORROWING BASE" shall mean the amount specified in clause (i) of this Section 1.04(b) hereof as redetermined from time to time as provided in clauses (ii) and (iii) of this Section 1.04(b), each such redetermination to become effective as provided in said clause (ii).

          (c) REDETERMINATION REVIEW. At any time prior to 60 days following the receipt by the Lenders of any partial prepayment of the Loans from the proceeds of a Substantial Asset Sale as provided in Section 2.08(d) hereof, the Majority Lenders shall have the right to request that the Agent redetermine the Borrowing Base then in effect (a "REDETERMINATION REVIEW"). As promptly as reasonably practicable after receipt of a request for a Redetermination Review, the Agent shall endeavor to redetermine the Borrowing Base as then in effect as provided in clauses (ii) and (iii) of Section 1.04(b) hereof on the basis of the Reserve Evaluation Reports used to determine such Borrowing Base and any changes in the Borrowing Base Assumptions used to determine such Borrowing Base as are specified in such request and approved by the Majority Lenders or as the Agent, with the approval of the Majority Lenders, may deem appropriate; PROVIDED that, in no event shall any Redetermination Review or any such Redetermination limit any obligation of Holdings then in effect to prepay the Loans in accordance with Section 2.08(a) hereof as a result of a prior Redetermination of the Borrowing Base.

          (d) DETERMINATIONS, ETC. All determinations and redeterminations and adjustments of the Borrowing Base or any Borrowing Base Assumption by the Agent or the Majority Lenders provided for in this Section 1.04 or in the definition of "Present Value of Reserves" in Section 1.01 hereof, including any approvals or disapprovals of a determination or redetermination of the Borrowing Base or any Borrowing Base Assumption or any adjustment thereof shall be made on a reasonable basis, in good faith and in a manner reasonably consistent with the basis on which the initial Borrowing Base was determined.


                         CREDIT AGREEMENT

          1.05 COPIES OF DOCUMENTS. Whenever this Agreement provides that the Agent will distribute to the Lenders documents provided by any of the Relevant Obligors, such Relevant Obligor shall furnish to the Agent a copy of such document for each Lender.

          1.06 SUBSIDIARIES. As of the date hereof Holdings has no Subsidiaries other than the Subsidiary Guarantors and neither Subsidiary Guarantor has any Subsidiaries. Without limiting the obligation of the Relevant Obligors to obtain the consent of the Majority Lenders to the formation or acquisition by either Subsidiary Guarantor of any Subsidiary (or any additional Subsidiary in the case of Holdings), all references in this Agreement to Subsidiaries of any of the Relevant Obligors (except with respect to Holdings and the Subsidiary Guarantors as Subsidiaries of Holdings) shall be deemed inapplicable until such time as an additional Subsidiary of any such Subsidiary Guarantor shall be so formed or acquired.

          Section 2.  COMMITMENTS, LOANS, NOTES AND PREPAYMENTS.

          2.01 LOANS. Each Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan to Holdings in Dollars on or before the Commitment Termination Date in an aggregate principal amount up to but not exceeding the amount of the Commitment of such Lender. Thereafter Holdings may Convert Loans of one Type into Loans of another Type (as provided in Section 2.07 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in Section 2.07 hereof); PROVIDED that no more than eight separate Interest Periods in respect of Eurodollar Loans from each Lender may be outstanding at any one time.

          2.02 BORROWINGS. Holdings shall give the Agent notice of the borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for such borrowing, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Agent, at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, in immediately available funds, for account of Holdings. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to Holdings by depositing the same, in immediately available funds, in an account of Holdings (designated by Holdings) maintained with Chase at the Principal Office.

          2.03  TERMINATION OF COMMITMENTS.  Any portion of the
Commitments not used on the Closing Date shall be automatically terminated.

          2.04 LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's
Applicable Lending Office for Loans of such Type.


                         CREDIT AGREEMENT

          2.05 SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06 hereof) no Lender shall have any obligation to the Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by Holdings at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and, to the extent permitted by law, it shall not be necessary for any other Lender or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes, PROVIDED that, in no event may the obligations hereunder and under the Notes be accelerated except in accordance with Section 10 hereof.

          2.06  NOTES.

          (a) The Loan made by each Lender shall be evidenced by a single promissory note of Holdings substantially in the form of Exhibit A hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

          (b) The date, amount, Type, interest rate and duration of each Interest Period (if applicable) of or for each Loan made by each Lender to Holdings, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; PROVIDED that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of Holdings to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans.

          (c) No Lender shall be entitled to have its Note substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's Loan and Note pursuant to Section 12.06 hereof or a required assignment of all of such Lender's Loans as contemplated by Section 5.07 hereof (and, (x) if requested by any Lender or in connection with any such required assignment, Holdings agrees to so exchange any Note and (y) promptly following delivery to any Lender of replacement Note(s), such Lender (if such Lender is an assigning Lender) agrees to deliver to Holdings such Lender's existing Note marked canceled).


                         CREDIT AGREEMENT

          2.07 OPTIONAL PREPAYMENTS AND CONVERSIONS OR CONTINUATIONS OF LOANS. Subject to Section 4.04 hereof, Holdings shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, PROVIDED that: (a) Holdings shall give the Agent notice of each such prepayment, Conversion or Continuation as provided in
Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) Eurodollar Loans may be prepaid or Converted only on the last day of an Interest Period for such Loans; and (c) (i) the aggregate principal amount of any prepayment of Loans made prior to March 31, 1997 shall be applied first to the Loans outstanding as at the date of such prepayment and (ii) 50% of the aggregate principal amount of any prepayment of the Loans made on or after March 31, 1997 shall be applied to the installments of the Loans in the inverse order of their maturities and the balance shall be applied to the remaining installments of the Loans ratably. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Agent may (and at the request of the Majority Lenders shall) suspend the right of Holdings to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Eurodollar Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) into Base Rate Loans.

          2.08  MANDATORY PREPAYMENTS AND CREDITS TO BORROWING
BASE REDETERMINATION SUB-ACCOUNT.

          (a) BORROWING BASE. (i) In the event that, after giving effect to any Redetermination (other than pursuant to a Redetermination Review) a Borrowing Base Deficiency exists, Holdings shall pay to the Agent for credit to the Borrowing Base Redetermination Sub-Account an amount equal to such Borrowing Base Deficiency in five equal consecutive monthly installments, the first such installment to be payable 30 days after such Redetermination Date and the remaining four such installments to be paid on the corresponding day in each of the four succeeding months (or, if any such day is not a Business Day, on the next succeeding Business Day); PROVIDED that:

               (A) if any such installments remain to be paid as of the immediately succeeding Redetermination Date (a "SUBSEQUENT REDETERMINATION DATE"), such installments shall cease to be payable as of such Subsequent Redetermination Date (but without affecting the obligation of Holdings to make payments to the Agent for credit to the Borrowing Base Redetermination Sub-Account if and to the extent required by this


                         CREDIT AGREEMENT

     Section 2.08(a) in connection with any Borrowing Base
     Deficiency as of such Subsequent Redetermination Date);

               (B) in the event that a Borrowing Base Deficiency exists as of such Subsequent Redetermination Date (the "SUBSEQUENT BORROWING BASE DEFICIENCY") and (x) such Subsequent Borrowing Base Deficiency is equal to or less than the Borrowing Base Deficiency as of the preceding Redetermination Date, Holdings shall prepay the Loans in an amount equal to such Subsequent Borrowing Base Deficiency not later than one Business Day after such Subsequent Redetermination Date, or
          (y) if such Subsequent Borrowing Base Deficiency is greater than the Borrowing Base Deficiency as of such preceding Redetermination Date, prepay the Loans in an amount equal to the Borrowing Base Deficiency as of such preceding Redetermination Date not later than one Business Day after such Subsequent Redetermination Date and pay to the Agent the difference between such Subsequent Borrowing Base Deficiency and such earlier Borrowing Base Deficiency in five equal consecutive monthly installments as provided above; and

               (C) in the event that on any date there exists a Borrowing Base Excess (or the difference between the outstanding principal amount of the Loans as of such date and the Borrowing Base as redetermined on the then most recent Redetermination Date is 0), unless a Payment Default or Event of Default shall have occurred and be continuing, the Agent shall, upon the request of Holdings, not later than the second Business Day following the receipt of such request, debit the Borrowing Base Redetermination Sub-Account in an amount equal to the collected balance therein (or such lesser amount as Holdings shall request) and pay such amount to Holdings by crediting such amount to the Operating Account (as defined in the Account Pledge Agreement).

         (ii) In the event that, after giving effect to any Redetermination pursuant to a Redetermination Review, the Borrowing Base as redetermined is less than the aggregate principal amount of the Loans outstanding on the related Redetermination Date (minus any portion of a Borrowing Base Repayment Amount that has not been paid), Holdings shall prepay the principal of the Loans in an amount equal to such excess on the date 30 days following such Redetermination Date.

          (b) CASUALTY EVENTS. Upon the date 30 days following the receipt by either Subsidiary Guarantor or any of its Subsidiaries of any Casualty Proceeds in respect of any Casualty Event affecting any Property of such Subsidiary Guarantor or Subsidiary (or upon such earlier date as Subsidiary Guarantor or


                         CREDIT AGREEMENT
such Subsidiary, as the case may be, shall have determined not to repair or replace the Property affected by such Casualty Event), Holdings shall prepay the Loans in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied by such Subsidiary Guarantor or Subsidiary to the repair or replacement of such Property, such prepayment to be effected in each case in the manner specified in paragraph (d) of this Section 2.08, PROVIDED that no prepayment shall be required to the extent the applicable Subsidiary Guarantor or Subsidiary is required by any laws of the Republic of Indonesia or by the Indonesian Agreements to apply such Casualty Proceeds to the repair, replacement or development of any tangible Properties relating to its Indonesian Interests.

          (c) SUBORDINATED INDEBTEDNESS. Upon any Subordinated Debt Issuance, Holdings shall prepay principal of the Loans in an aggregate principal amount equal to 100% of the Net Available Proceeds of such Subordinated Debt Issuance, such prepayment to be effected in the manner specified in paragraph (e) of this
Section 2.08.

          (d) SALE OF ASSETS. Without limiting the obligation of the Relevant Obligors to obtain the consent of the Majority Lenders pursuant to Section 9.05 hereof to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition (herein, the "CURRENT DISPOSITION"), and of all prior Dispositions made by Subsidiary Guarantors and their Subsidiaries as to which a prepayment has not yet been made under this Section 2.08(d), shall exceed $2,000,000 (in the aggregate for both Subsidiary Guarantors and their Subsidiaries) in any fiscal year then, no later than two Business Days following the occurrence of the Current Disposition, Holdings shall deliver to the Lenders a statement, certified by a Senior Officer of Holdings, in form and detail satisfactory to the Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and a description of the Property subject to such Current Disposition and shall indicate whether (i) such Net Available Proceeds will be reinvested by the relevant Subsidiary Guarantor or Subsidiary in Property of comparable value (which may include Property received in consideration of such Disposition) or (ii) the Loans will be prepaid in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions (in excess of $2,000,000); PROVIDED that if the Net Available Proceeds of the Current Disposition and all such prior Dispositions subsequent to the Determination Date immediately preceding such Current Disposition exceed $12,500,000 (or $25,000,000 in the case of a like-kind exchange where no cash or cash equivalents constitute any material part of the consideration for such Disposition and where the consideration is received contemporaneously with such Disposition (a "LIKE-KIND EXCHANGE"), Holdings shall prepay the Loans in an aggregate amount equal to 100% of the Net Available


                         CREDIT AGREEMENT

Proceeds of the Current Disposition and such prior Dispositions (in excess of $12,500,000 or $25,000,000, as the case may be). If such statement has indicated that the Net Available Proceeds are to be reinvested in Property of comparable value, such reinvestment shall be completed not later than 90 days following the date of the Current Disposition.

          Any prepayment to be made pursuant to this
Section 2.08(d) shall be applied as follows: (i) if made at any time prior to March 31, 1997, such prepayment shall be applied to the aggregate principal amount of the Loans then outstanding and
(ii) if made on and after March 31, 1997, (x) with respect to the first $50,000,000 of prepayments of principal in any fiscal year, 50% of each such prepayment shall be applied first to the installments of the Loans in the inverse order of their maturities and the balance shall be applied to the remaining installments of the Loans ratably and (y) with respect to prepayments of principal in any fiscal year in excess of the first $50,000,000 in prepayments, each such prepayment shall be applied to the installments of the Loans in the inverse order of their maturities.

          Proceeds of Dispositions permitted pursuant to the last sentence of Section 8.05 hereof shall be applied in accordance with this Section 2.08(d).

          (e)  APPLICATION.  Prepayments described in paragraphs
(b) and (c) of this Section 2.08 shall be applied as follows:
(i) if made at any time prior to March 31, 1997, such prepayment shall be applied to the aggregate principal amount of the Loans then outstanding and (ii) if made on or after March 31, 1997, such prepayment shall be applied to the installments of the Loans then outstanding in the inverse order of their maturities, PROVIDED that such prepayments described in said paragraph (c) shall be applied to such installments ratably. Prepayments described in Section 2.08(a)(i)(B) hereof shall be applied as follows: (A) if made at any time prior to March 31, 1997, such prepayment shall be applied to the aggregate principal amount of the Loans then outstanding and (B) if made on or after March 31, 1997, such prepayment shall be applied to the installments of the Loans then outstanding ratably.

          Section 3.  PAYMENTS OF PRINCIPAL AND INTEREST.

          3.01 REPAYMENT OF LOANS. Holdings hereby promises to pay to the Agent for account of each Lender the principal of such Lender's Loan in 24 installments payable on the Principal Payment Dates set forth below as follows (each such installment to be in an amount equal to the product of (x) the aggregate principal amount of the Loans outstanding at the close of business on March 30, 1997 TIMES (y) the percentage set forth below opposite the related Principal Payment Date):


                         CREDIT AGREEMENT

     Principal Payment Date                  Percentage
     ----------------------                  ----------

       March 31, 1997                           5%
       June 30, 1997                            5%
       September 30, 1997                       5%
       December 31, 1997                        5%
       March 31, 1998                           5%
       June 30, 1998                            5%
       September 30, 1998                       5%
       December 31, 1998                        5%
       March 31, 1999                           4%
       June 30, 1999                            4%
       September 30, 1999                       4%
       December 31, 1999                        4%
       March 31, 2000                           4%
       June 30, 2000                            4%
       September 30, 2000                       4%
       December 31, 2000                        4%
       March 31, 2001                         3.5%
       June 30, 2001                          3.5%
       September 30, 2001                     3.5%
       December 31, 2001                      3.5%
       March 31, 2002                         3.5%
       June 30, 2002                          3.5%
       September 30, 2002                     3.5%
       December 31, 2002                      3.5%

          3.02 INTEREST. Holdings hereby promises to pay to the Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a)  during such periods as such Loan is a Base Rate
     Loan, the Base Rate (as in effect from time to time) PLUS the Applicable Margin and

          (b)  during such periods as such Loan is a Eurodollar
     Loan, for each Interest Period therefor, the Eurodollar Rate for such Loan for such Interest Period PLUS the Applicable
     Margin.

Notwithstanding the foregoing, Holdings hereby promises to pay to the Agent for account of the Agent or any Lender interest at the applicable Post-Default Rate on the following:

               (i) on any principal of any Loan held by such Lender that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full; and


                         CREDIT AGREEMENT

              (ii) on any interest on any Loan or any other amount payable to the Agent or such Lender hereunder that shall not be paid in full when due for the period from the due date thereof to but excluding the date the same is paid in full.

          Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates,
(ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to Holdings.

          Section 4.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS;
ETC.

          4.01  PAYMENTS.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by Holdings under this Agreement and the Notes, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) Holdings shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by Holdings hereunder to which such payment is to be applied (except that, unless such payment is specified by Holdings to be a payment or prepayment of principal required to be made under
Section 3.01 or 2.08 hereof or a payment of interest required to be made under Section 3.02 hereof, if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

          (c) Each payment received by the Agent under this Agreement or any Note for account of any Lender shall be paid by the Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for


                         CREDIT AGREEMENT
the Loan or other obligation in respect of which such payment is made.

          (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding
Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.01 hereof shall be made from the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.03 hereof shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) except as otherwise provided in
Section 5.04 hereof, Eurodollar Loans having the same Interest Period shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Loans by Holdings shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (d) each payment of interest on Loans by Holdings shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          4.03 COMPUTATIONS. Interest on Eurodollar Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

          4.04 MINIMUM AMOUNTS. Except for prepayments required pursuant to Section 2.08 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to (x) in the case of Base Rate Loans, $10,000,000 or a larger multiple of $1,000,000 and (y) in the case of Eurodollar Loans $10,000,000 or a larger multiple of $5,000,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), PROVIDED that the aggregate principal amount of Eurodollar Loans


                         CREDIT AGREEMENT
having the same Interest Period shall be in an amount at least equal to $10,000,000 or a larger multiple of $5,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

          4.05 CERTAIN NOTICES. Notices by Holdings to the Agent of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 12:00 noon New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                             Number of
                                              Business
          Notice                             Days Prior
          ------                             ----------

     Borrowing or prepayment of,
     or Conversions into,
     Base Rate Loans                          same day

     Borrowing or prepayment of,
     Conversions into, Continuations
     as, or duration of Interest
     Period for, Eurodollar Loans                 3

Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Lenders of the contents of each such notice. In the event that Holdings fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate
Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.06 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Lender or Holdings (the "PAYOR") prior to the date on which the Payor is to make payment to the Agent or (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of Holdings)


                         CREDIT AGREEMENT
a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "ADVANCE DATE") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid.

          4.07  SHARING OF PAYMENTS, ETC.

          (a) Each Relevant Obligor agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law) upon and during the continuance of an Event of Default, to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Relevant Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to such Relevant Obligor), in which case it shall promptly notify such Relevant Obligor and the Agent thereof, PROVIDED that such Lender's failure to give such notice shall not affect the validity thereof.

          (b) If any Lender shall obtain from any Relevant Obligor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by such Relevant Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and


                         CREDIT AGREEMENT
make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) Each Relevant Obligor agrees that, to the extent permitted by law, any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any of the Relevant Obligors. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this
Section 4.07 to share in the benefits of any recovery on such secured claim.

          Section 5.  YIELD PROTECTION, ETC.

          5.01  ADDITIONAL COSTS.

          (a) Holdings shall pay directly to each Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable, together with costs referred to in Section 5.01(b) hereof, being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change that:

          (i) shall (without duplication of amounts paid pursuant to Section 5.06 or 12.03(c) hereof) subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Note or changes the basis of taxation of any


                         CREDIT AGREEMENT
     amounts payable to such Lender under this Agreement or its
     Note in respect of any of such Loans (excluding, in each case, any such changes in the rate of tax on the overall net income of, or the rate at which franchise taxes are imposed on, such Lender or such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

         (ii) imposes or modifies any reserve, special deposit or similar requirements (other than, in the case of any Lender for any period as to which Holdings is required to pay any amount under paragraph (e) below, the reserves against "Eurocurrency liabilities" under Regulation D therein referred to) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof); or

        (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities).

If any Lender requests compensation from Holdings under this
Section 5.01(a), Holdings may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (b) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), Holdings shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company) of capital in respect of its Loan that it would not have incurred but for a Regulatory Change (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such Regulatory Change).

          (c) Each Lender shall notify Holdings of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (b) of this Section 5.01 as


                         CREDIT AGREEMENT
promptly as practicable, but in any event within 30 days
(45 days, in the case of Additional Costs referred to in said paragraph (b)), after such Lender obtains actual knowledge thereof; PROVIDED that (i) if any Lender fails to give such notice within 30 days (45 days, in the case of Additional Costs referred to in said paragraph (b)), after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any Additional Costs resulting from such event, only be entitled to payment under this Section 5.01 for Additional Costs incurred from and after the date 30 days (45 days, in the case of Additional Costs referred to in said paragraph (b)), prior to the date that such Lender does give such notice and (ii) each Lender will make all reasonable efforts to avoid the need for or minimize the amount of such compensation, including, without limitation, designating a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to Holdings a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (b) of this Section 5.01 (which certificate, in the case of a request for compensation under said paragraph (b), shall state that such Lender is generally requesting such compensation from other similarly situated borrowers under similar credit facilities). Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this
Section 5.01, shall be prima facie evidence of such Lender's right to receive such compensation.

          (d) Without limiting the effect of the foregoing, Holdings shall pay to each Lender on the last day of each Interest Period so long as such Lender is maintaining reserves against "Eurocurrency liabilities" under Regulation D (or so long as such Lender is, by reason of any Regulatory Change, maintaining reserves against any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender that includes any Eurodollar Loans) an additional amount (determined by such Lender and notified to Holdings through the Agent) equal to the product of the following for each Eurodollar Loan held by such Lender for each day during such Interest Period:


                         CREDIT AGREEMENT

          (i) the principal amount of such Eurodollar Loan outstanding on such day; and

         (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan for such Interest Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one MINUS the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Lender on such day MINUS (y) such numerator; and

        (iii)  1/360.

          5.02 LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

          (a) the Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (b)  the Majority Lenders determine, which
     determination shall be conclusive, and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely to be adequate to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give Holdings and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and Holdings shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.07 hereof.

          5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the reasonable opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify Holdings thereof (with a copy to the Agent) and such Lender's obligation to make or Continue,


                         CREDIT AGREEMENT
or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

          5.04 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Lender may specify to Holdings with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate
     Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to Holdings with a copy to the Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

          5.05 BROKEN FUNDING. Holdings shall pay to the Agent for account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

          (a) any payment, prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason


                         CREDIT AGREEMENT

     (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof but excluding any Conversion pursuant to Section 5.04 hereof resulting from an event referred to in Section 5.03 hereof) on a date other than the last day of an Interest Period for such Loan; or

          (b) any failure by Holdings for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein (minus the relevant Applicable Margin) over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have offered in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender). Each Lender claiming compensation under this Section 5.05 will furnish to Holdings through the Agent a certificate setting forth the basis of the calculation and the amount of such compensation, which certificate shall be prima facie evidence of such Lender's right to receive the compensation claimed.

          5.06  U.S. TAXES.

          (a) Holdings agree to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, PROVIDED that the foregoing obligation to pay such additional amounts shall not apply:

          (i) to any payment to any Lender hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 12.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001


                         CREDIT AGREEMENT

     (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

         (ii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.06(a), (A) "U.S. PERSON" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income,
(B) "U.S. TAXES" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein,
(C) "FORM 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and (D) "FORM 4224" shall mean
Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates). Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

          (b) Within 30 days after paying any amount to the Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, Holdings shall deliver to the Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

          (c) Each Lender (including any lender that becomes a Lender pursuant to Section 5.07 or 12.06 hereof) represents and warrants to Holdings and the Agent that on the date hereof (or, in the case of any such lender that becomes a Lender pursuant to said Section 5.07 or 12.06, on the date it becomes a Lender) such


                         CREDIT AGREEMENT

Lender is either organized under the laws of the United States or a State thereof or is entitled to submit either a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or a Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans) and has delivered two copies of such form duly completed to each of the Agent and Holdings.

          5.07 REPLACEMENT OF CERTAIN LENDERS. If (a) any Lender becomes the subject of an insolvency proceeding or any United States Government Authority assumes control of such Lender or any holding company of which such Lender is a Subsidiary, requests compensation under Section 5.01 hereof or gives notice under Section 5.03 hereof suspending its obligation to make or maintain Eurodollar Loans hereunder and (b) no Default shall have occurred and be continuing, then Holdings, upon not less than three Business Days' prior notice to such Lender (with a copy to the Agent), may require that such Lender assign (in which case such Lender shall assign as provided in Section 12.06 hereof) its Loan(s) to one or more other Lenders, or another lender (reasonably acceptable to the Agent), specified by Holdings in such notice that are willing to accept such assignment for an amount equal to the sum of the outstanding aggregate principal amount of such Lender's Loan(s) and unpaid interest thereon accrued to the date of the consummation of such assignment (such assignment to be pursuant to documentation reasonably acceptable to the assigning Lender), PROVIDED that upon the consummation of such assignment Holdings shall pay to such Lender (if not paid to such Lender by the assignee) (x) such amounts (if any) as are then owing to such Lender under this Section 5 (including, without limitation, amounts under Section 5.05 hereof, if any, that Holdings would be required to pay to such Lender if the Loan(s) assigned by such Lender were being prepaid by Holdings on the date of such assignment) and (y) all other amounts then owing by Holdings hereunder to or for the account of such Lender.

          Section 6.  GUARANTEE.

          6.01 THE GUARANTEE. Each of the Subsidiary Guarantors hereby jointly and severally guarantees to each Lender and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and, without duplication, the Note held by each Lender of, Holdings and all other amounts from time to time owing to the Lenders or the Agent by Holdings under this Agreement and, without duplication, under the Notes and by Holdings under any of the other Basic Documents (other than the Credit Agricole Account Agreement), in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). Each of the Subsidiary Guarantors hereby further agrees that if Holdings


                         CREDIT AGREEMENT
shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Subsidiary Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          6.02 OBLIGATIONS UNCONDITIONAL. The obligations of each Subsidiary Guarantor under Section 6.01 hereof are, to the fullest extent permitted by law, absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Holdings under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or any security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 6.02 that the obligations of each Subsidiary Guarantor hereunder shall be absolute and unconditional under any and all circumstances (other than full and final payment of the Guaranteed Obligations). Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of each Subsidiary Guarantor hereunder which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to either Subsidiary Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended (except to the extent otherwise required by Section 12.04 hereof), or such performance or compliance shall be waived;

         (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

        (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or


                         CREDIT AGREEMENT

         (iv) any lien or security interest granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

Each Subsidiary Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against either or both of Holdings or the other Subsidiary Guarantor under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          6.03 REINSTATEMENT. The obligations of each Subsidiary Guarantor under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Holdings in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and each Subsidiary Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          6.04 SUBROGATION. Each Subsidiary Guarantor hereby jointly and severally agrees that until the payment and satisfaction in full of all Guaranteed Obligations it shall not exercise any right or remedy arising by reason of any performance by it of its Guarantee in Section 6.01 hereof, whether by subrogation or otherwise, against Holdings or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

          6.05 REMEDIES. Each Subsidiary Guarantor agrees that, as between it and the Lenders, to the fullest extent permitted by law, its obligations under this Agreement may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of
Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Holdings and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Holdings) shall


                         CREDIT AGREEMENT
forthwith become due and payable by such Subsidiary Guarantor for purposes of said Section 6.01.

          6.06 INSTRUMENT FOR THE PAYMENT OF MONEY. To the fullest extent permitted by law, each Subsidiary Guarantor hereby
(a) acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and
(b) agrees that any Lender or the Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          6.07  CONTINUING GUARANTEE.  The guarantee in this
Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          6.08 RIGHTS OF CONTRIBUTION. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Obligor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Obligor (but subject to the next sentence), pay to such Excess Funding Obligor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Obligor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations.

          For purposes of this Section 6.08, (i) "EXCESS FUNDING OBLIGOR" shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "EXCESS PAYMENT" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Obligor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "PRO RATA SHARE" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all Properties of such Subsidiary Guarantor on the date of this Agreement exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations that have been Guaranteed by such Subsidiary Guarantor in Section 6.01 hereof) to (y) the amount by which the aggregate fair saleable value of all Properties of Holdings and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of Holdings and the Subsidiary Guarantors hereunder) of Holdings and all of the Subsidiary Guarantors, all as of the Closing Date.


                         CREDIT AGREEMENT

          6.09 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 6.01 hereof would otherwise, taking into account the provisions of
Section 6.08 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said
Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors and determined in such action or proceeding.

          Section 7.  CONDITIONS PRECEDENT.

          7.01 CONDITIONS PRECEDENT. The obligation of each Lender to make its Loan hereunder is subject to the conditions precedent that (i) such Loan shall be made on or before the Commitment Termination Date and (ii) the Agent shall have received the following documents (with, in the case of clauses (a), (b), (c) and (d) below, sufficient copies for each Lender), each of which shall be satisfactory to the Agent in form and substance:

          (a) CORPORATE DOCUMENTS. The following documents, each certified as indicated below:

               (i)  a copy of the charter of each Relevant
          Obligor, certified as of a date reasonably close to the Closing Date by the Secretary of State of Delaware, and a certificate from such Secretary of State dated as of a date reasonably close to the Closing Date as to the good standing of and charter documents filed by such Relevant Obligor;

              (ii)  a certificate of the Secretary or an
          Assistant Secretary of each Relevant Obligor, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Relevant Obligor as amended and in effect at all times from the date on which the resolutions referred to in clause (B) below were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of such Relevant Obligor authorizing the execution, delivery and performance of such of the Basic Documents to which it is or is intended to be a party (including the borrowings hereunder), and that such resolutions have not been


                         CREDIT AGREEMENT
     modified, rescinded or amended and are in full force and effect, (C) that the charter documents of such Relevant Obligor have not been amended since the date one day prior to the certification thereto furnished pursuant to clause
     (i) above, and (D) as to the incumbency and specimen signature of each officer of such Relevant Obligor executing such of the Basic Documents to which such Relevant Obligor is or is intended to be a party and each other document to be delivered by such Relevant Obligor from time to time in connection therewith (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Relevant Obligor);

             (iii) a certification of another officer of each Relevant Obligor, dated the Closing Date, as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of such Relevant Obligor;

              (iv) copies certified as of the Closing Date, of the ESTATUTOS and other constitutive documents of YPF and of all corporate authority for YPF (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of the YPF Guarantee Agreement (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from YPF);

               (v) the Articles of Merger relating to the merger of YPF Acquisition Corp. into Maxus as filed with the Secretary of State of Delaware certified as of the Closing Date by the Secretary or an Assistant Secretary of Maxus;

              (vi)  a certificate of the Secretary or an
          Assistant Secretary of Maxus dated the Closing Date certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation and by-laws of Maxus, as amended and in effect on the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of Maxus authorizing the execution, delivery and performance of the Maxus Guarantee Agreement and (C) as to the incumbency and specimen signature of each officer of Maxus that executed the Maxus Guarantee Agreement (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from Maxus to the contrary);


                         CREDIT AGREEMENT

             (vii) a certification of another officer of Maxus, dated the Closing Date, as to the incumbency and specimen signature of the Secretary or an Assistant
          Secretary, as the case may be, of Maxus; and

            (viii) certificates of the Secretary of State of Delaware dated as of a date reasonably close to the Closing Date as to the good standing of and charter documents filed by Maxus.

          (b) OFFICER'S CERTIFICATES. A certificate of a Senior Officer of each of (i) the Relevant Obligors, dated the Closing Date, to the effect set forth in clauses (1)(a) and (1)(b) of Section 7.02 hereof (except that such officer of such Relevant Obligor shall represent and warrant with respect to only such Relevant Obligor and its Subsidiaries),
     (ii) YPF, dated the Closing Date, to the effect set forth in said clauses (1)(a) and (1)(b) of Section 7.02 hereof (except that such officer of YPF shall represent and warrant with respect to only YPF and its Subsidiaries (as defined in Schedule VI hereto)), and (iii) Maxus, dated the Closing Date, to the effect set forth in said clauses (1)(a) and
     (1)(b) of Section 7.02 hereof (except that such officer of Maxus shall represent and warrant with respect to only Maxus and the Material Subsidiaries (as defined in the Maxus Guarantee Agreement)).

          (c) OPINIONS OF COUNSEL TO THE OBLIGORS. Opinions, dated the Closing Date, of (i) Andrews & Kurth L.L.P., special New York counsel to the Obligors, substantially in the form of Exhibit E-1 hereto and covering such other matters as the Agent or any Lender may reasonably request,
     (ii) Marval, O'Farrell & Mairal, special Argentine counsel to the Obligors, substantially in the form of Exhibit E-2 hereto and covering such other matters as the Agent or any Lender may reasonably request, (iii) David A. Wadsworth, Esq., Vice President-Legal of Maxus, substantially in the form of Exhibit E-3 hereto and covering such other matters as the Agent or any Lender may reasonably request (and the applicable Obligors hereby instruct each such counsel to deliver such opinions to the Lenders and the Agent) and
     (iv) Soewito, Suhardiman, Eddymurthy & Kardono, special Indonesian counsel to the Obligors.

          (d) OPINIONS OF SPECIAL NEW YORK COUNSEL AND SPECIAL ARGENTINE COUNSEL TO CHASE. Opinions, dated the Closing Date, of (i) Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit F-1 hereto, (ii) Perez Alati, Grondona, Benites, Arntsen & Martinez de Hoz(h), special Argentine counsel to Chase, substantially in the form of Exhibit F-2 hereto and
     (iii) Makarim & Taira S., special Indonesian counsel to


                         CREDIT AGREEMENT

Chase (and Chase hereby instructs each such counsel to deliver such opinion to the Lenders).

          (e) NOTES. The Notes, duly completed and executed for each Lender.

          (f) YPF GUARANTEE AGREEMENT AND MAXUS GUARANTEE AGREEMENT. The YPF Guarantee Agreement, duly executed and delivered by YPF and the Agent and the Maxus Guarantee Agreement duly executed and delivered by Maxus and the Agent.

          (g) ACCOUNT PLEDGE AGREEMENT. The Account Pledge Agreement, duly executed and delivered by the Relevant Obligors and the Agent. In addition, (i) the Relevant Obligors shall have taken such other action (including, without limitation, delivering to the Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Agent shall have requested in order to perfect the security interests created pursuant to the Account Pledge Agreement and
     (ii) the accounts contemplated by Sections 2, 3 and 4 of the Account Pledge Agreement shall have been established.

          (h) PLEDGE AGREEMENT. The Pledge Agreement, duly executed and delivered by Holdings and the Agent and the certificates identified in Section 3(a) thereof, accompanied by undated stock powers executed in blank. In addition, Holdings shall have taken such other action (including, without limitation, delivering to the Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Agent shall have requested in order to perfect the security interests created pursuant to the Pledge Agreement.

          (i) MERGER AND ACQUISITION CREDIT AGREEMENT. A certificate of a Senior Officer of YPF that the Merger has been consummated in accordance with the terms of the Merger
     Agreement.

          (j) REPAYMENT OF EXISTING INDEBTEDNESS. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness under the Acquisition Credit Agreement have been (or shall be simultaneously) paid in full.

          (k) SOLVENCY OF MAXUS. A certificate of Maxus dated the Closing Date and a written opinion of Houlihan Lokey Howard & Zukin, Inc., dated June 8, 1995, confirming that as of such date no fact has come to its attention that would lead it to believe that the analysis and conclusions stated in the certificate or opinion (as the case may be) furnished


                         CREDIT AGREEMENT
     pursuant to Section 7.01(n) of the Acquisition Credit
     Agreement are not true and correct in all material respects.

          (l) NO CONFLICTING AGREEMENTS. The Agent shall have received a certificate of a Senior Officer of Maxus certifying that, after giving effect to the borrowing hereunder, the consummation of the Merger, the other transactions that occurred on the date the Merger was consummated and the transactions contemplated hereby to occur on the Closing Date, Maxus is in compliance with the provisions of each of the Maxus Public Debt Documents (as defined in the Maxus Guarantee Agreement) and the provisions relating to (i) the $4.00 Cumulative Convertible Preferred Stock pay value $1.00 per share, (ii) the $9.75 Cumulative Convertible Preferred Stock par value $1.00 per share and
     (iii) the $2.50 Cumulative Preferred Stock par value
     $1.00 per share, in each case of Maxus.

          (m)  REORGANIZATION TRANSACTIONS.  A certificate of a
     Senior Officer of Maxus certifying that the Reorganization
     Transactions have been consummated.

          (n)  RESERVE EVALUATION REPORT.  The Initial Reserve
     Evaluation Report.

          (o)  PROCESS AGENT ACCEPTANCE.  A Process Agent
     Acceptance, duly executed and delivered by CT Corporation
     System in respect of YPF, substantially in the form of
     Exhibit I hereto.

          (p)  SALES CONTRACTS.  A description of all Sales
     Contracts (including the purchasers and volumes sold thereunder) as in effect as of a date not more than 20 days prior to the Closing Date demonstrating compliance with the requirements of Section 9.17(b) hereof.

          (q) OTHER DOCUMENTS. Such other documents (including, without limitation, documents evidencing that Credit Agricole has released the Subsidiary Guarantors from their obligations referred to in Section 10 of the form of the Credit Agricole Account Agreement referred to in the definition of such term in Section 1.01 hereof and the liens and security interests granted by them referred to in said
     Section 10) as the Agent or any Lender or special New York counsel to Chase may reasonably request.

The obligation of any Lender to make its Loan hereunder is also subject to the payment by the Obligors of such fees as the Obligors shall have agreed to pay or deliver to any Lender or the Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, Perez Alati, Grondona, Benites, Arntsen & Martinez de Hoz (h), special Argentine counsel


                         CREDIT AGREEMENT
to Chase and Makarim & Taira S., special Indonesian counsel to Chase in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the making of the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Obligors and, in the case of the Milbank, Tweed, Hadley & McCloy, subject to the proviso in Section 12.03(a)(i) hereof).

          7.02 OTHER CONDITIONS PRECEDENT. The obligation of each Lender to make its Loan hereunder is subject to the further conditions precedent that:

          (1) both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

          (a)  no Default shall have occurred and be continuing;
     and

          (b) the representations and warranties made by the Relevant Obligors in Section 8 hereof and by each Obligor in each of the Basic Documents to which such Obligor is a party, shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (2) no changes in circumstances shall have occurred since December 31, 1994 that have had or could reasonably be expected to have a Closing Date Material Adverse Effect or an Indonesian Material Adverse Effect and no information relating to Holdings or any of its Subsidiaries or the transactions contemplated hereby furnished in writing by or on behalf of the Obligors to Chase or any of the other Lenders (other than any thereof which, at the time furnished, such Obligor indicated in writing was inaccurate) that has proven to have been inaccurate, incomplete or misleading at the time furnished shall be materially adverse with respect to the matters referred to in the definition of Closing Date Material Adverse Effect (taken as a whole) or Indonesian Material Adverse Effect.

          Section 8.  REPRESENTATIONS AND WARRANTIES.  Each
Relevant Obligor (as to itself and each of its Subsidiaries) represents and warrants to the Agent and the Lenders that:

          8.01 CORPORATE EXISTENCE. Each Relevant Obligor and its Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now


                         CREDIT AGREEMENT
being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected to (either individually or in the aggregate) have an Indonesian Material Adverse Effect.

          8.02 FINANCIAL CONDITION. The Relevant Obligors have heretofore furnished to each of the Lenders the following financial statements:

          (a) a consolidated balance sheet of each Subsidiary Guarantor and its Subsidiaries as at March 31, 1995 and the related consolidated statements of income, retained earnings and cash flows of such Subsidiary Guarantor and its Subsidiaries for the fiscal quarter ended on said date; and

          (b) a pro forma consolidated balance sheet of Holdings and its Subsidiaries as at March 31, 1995 and the related pro forma consolidated statements of income, retained earnings and cash flows of Holdings and its Subsidiaries for the fiscal quarter ended on said date but, in the case of said balance sheet, after giving effect to the Reorganization Transactions, the making of the Loans hereunder and the payments referred to in Section 9.14 hereof and the other transactions contemplated hereby to occur on or prior to the Closing Date.

All such financial statements are complete and correct and fairly present in all material respects the respective actual or pro forma financial condition, as the case may be, of the respective entities as at said dates and the respective actual or pro forma financial condition, as the case may be, consolidated results or pro forma consolidated results, as the case may be, of such entities' operations for the fiscal quarter ended on said date (subject to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices (to the extent applicable). None of the Relevant Obligors nor any of their respective Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said respective balance sheets as at said date. Since March 31, 1995, there has been no material adverse change in the consolidated financial condition, operations or business of the Relevant Obligors from that set forth in said financial statements.

          8.03 LITIGATION. Except as disclosed in Schedule IV hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of any Relevant Obligor) threatened against any Relevant Obligor or any of its


                         CREDIT AGREEMENT

Subsidiaries that could reasonably be expected to be adversely determined and, if adversely determined, could reasonably be expected to (either individually or in the aggregate) have an Indonesian Material Adverse Effect.

          8.04 NO BREACH. (a) None of the execution and delivery of this Agreement and the Notes and the other Basic Documents to which any of the Relevant Obligors is a party, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent (which has not been obtained or the requirement for which has not been waived) under, the charter or by-laws of any Relevant Obligor, or any agreement or instrument to which any Relevant Obligor or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Support Documents) result in the creation or imposition of any Lien upon any Property of any Relevant Obligor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

          (b) None of the execution and delivery of this Agreement and the Notes and the other Basic Documents to which any of the Relevant Obligors is a party, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will violate any Legal Requirements other than any Legal Requirements the violation of which, individually or in the aggregate, could not reasonably be expected to have an Indonesian Material Adverse Effect.

          8.05 ACTION. Each Relevant Obligor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Relevant Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Relevant Obligor and constitutes, and each of the Notes and the other Basic Documents to which it is a party when executed and delivered (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against such Relevant Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


                         CREDIT AGREEMENT

          8.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Relevant Obligor of the Basic Documents to which it is a party or for the legality, validity or enforceability thereof, except for (a) any thereof the failure of which to be obtained or effected could not, individually or in the aggregate, reasonably be expected to have an Indonesian Material Adverse Effect and (b) filings and recordings in respect of Liens created pursuant to the Support Documents.

          8.07 USE OF CREDIT. None of the Relevant Obligors nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (as such term is defined in Regulation U), and no part of the proceeds of the Loans hereunder will be used to buy or carry any margin stock.

          8.08 ERISA. Each Plan, and, to the knowledge of each Relevant Obligor, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other U.S. Federal or State law, and no event or condition has occurred and is continuing as to which any Relevant Obligor would be under an obligation to furnish a report to the Lenders under Section 9.01(g) hereof.

          8.09 TAXES. The Relevant Obligors and their Subsidiaries are members of an affiliated group of corporations filing consolidated returns for U.S. Federal income tax purposes, of which Maxus is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Relevant Obligors and their Subsidiaries have filed all U.S. Federal income tax returns and all other material tax returns that are required to be filed by them (or have obtained extensions with respect thereto) and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any Relevant Obligor or any of its Subsidiaries. The charges, accruals and reserves on the books of the Relevant Obligors and their Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Relevant Obligors, adequate. Except as set forth in Schedule IX hereto, none of the Relevant Obligors nor any other Person acting on its behalf has given or been requested to give a waiver of the statute of limitations relating to the payment of any U.S. Federal, state, local and foreign taxes or other impositions.

          8.10 INVESTMENT COMPANY ACT. Neither Holdings nor any of its Subsidiaries is an "investment company", or a company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.


                         CREDIT AGREEMENT

          8.11 PUBLIC UTILITY HOLDING COMPANY ACT. Neither Holdings nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8.12  MATERIAL AGREEMENTS AND LIENS.

          (a) Part A of Schedule I hereto is a complete and correct list of each Production Payment, each credit agreement, loan agreement, indenture, purchase agreement, Guarantee, letter of credit or other arrangement (other than under the Basic Documents) providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or Guarantee by, Holdings or any of its Subsidiaries, outstanding on the date hereof the aggregate principal or face amount of or obligations under which equals or exceeds or may equal or exceed $1,000,000 (except for any thereof which the Relevant Obligors reasonably believe could not equal or exceed $1,000,000), and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

          (b) Part B of Schedule I hereto is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds or may equal or exceed $1,000,000 (except for any thereof securing obligations referred to in the first parenthetical phrase in Section 8.12(a) hereof or which the Relevant Obligors reasonably believe could not equal or exceed $1,000,000), and covering any Property of Holdings or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said
Schedule I.

          8.13 ENVIRONMENTAL MATTERS. Each Relevant Obligor and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not reasonably be expected to (either individually or in the aggregate) have an Indonesian Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each Relevant Obligor and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, all except to the extent failure to comply therewith


                         CREDIT AGREEMENT
would not would not reasonably be expected to (either individually or in the aggregate) have an Indonesian Material
Adverse Effect.

          In addition, except (x) for those matters that could not reasonably be expected, as of the date hereof, to have an Indonesian Material Adverse Effect and (y) as set forth in
Schedule II hereto:

          (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is, to the knowledge of a Senior Officer of any Relevant Obligor, pending or threatened by any Government Authority or other Person with respect to any alleged failure by any Relevant Obligor or any of its Subsidiaries to have such environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of such Relevant Obligor or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Environmental Material generated by such Relevant Obligor or any of its Subsidiaries.

          (b) No Environmental Materials have been Released at, on or under any site or facility now or, to the knowledge of a Senior Officer of any Relevant Obligor, previously owned, operated or leased by such Relevant Obligor or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order.

          (c) No Relevant Obligor nor any of its Subsidiaries has transported or arranged for the transportation of any Environmental Material to any location that, to the knowledge of a Senior Officer of such Relevant Obligor, is the subject of enforcement actions or other investigations by any Governmental Authority that could reasonably be expected to lead to any Environmental Claim against any Relevant Obligor or any of its Subsidiaries.

          (d) To the knowledge of the Relevant Obligors, no other condition, circumstance, action, activity or event exists on any site or facility now or previously owned, operated or leased by any Relevant Obligor or any of its Subsidiaries that could reasonably form the basis of an Environmental Claim against any of the Relevant Obligors or any of their Subsidiaries.

          Upon request, the Relevant Obligors will make available to the Agent for review all non-privileged environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of any Relevant


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                              - 62 -


Obligor or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by any Relevant Obligor or any of its Subsidiaries and that could reasonably be expected to result in an Indonesian Material Adverse Effect.

          8.14 CAPITALIZATION. (a) The authorized capital stock of Holdings consists, on the date hereof, of an aggregate of 1000 shares of common stock, par value $1.00 per share, of which 100 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable. As of the date hereof all of such issued and outstanding shares of common stock are owned beneficially and of record by Maxus and all of such issued and outstanding shares of preferred stock are owned beneficially and of record by Maxus.

          (b) The authorized capital stock of (i) Maxus Java consists, on the date hereof, of an aggregate of 1000 shares of common stock, par value $1.00 per share, of which 100 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable, and (ii) Maxus Sumatra consists, on the date hereof, of an aggregate of 100 shares of common stock, no par value of which 100 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable.

          8.15  SUBSIDIARIES, ETC.

          (a) Neither Subsidiary Guarantor has, on the date hereof, any Subsidiaries, and Holdings does not have, on the date hereof, any Subsidiaries other than the Subsidiary Guarantors.

          (b) Set forth in Schedule III hereto is a complete and correct list of all Investments (other than operating deposit accounts with banks and Permitted Investments) held by Holdings or any of its Subsidiaries in any Person on the date hereof (including, without limitation, all interests of Holdings or any of its Subsidiaries in any partnership or joint venture ("PARTNERSHIP INTERESTS") and, for each such Investment or Partnership Interest, (x) the identity of the Person or Persons holding such Investment or Partnership Interest (as the case may be) and (y) the nature of such Investment or Partnership Interest (as the case may be). Except as disclosed in Schedule III hereto, each of Holdings and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Support Documents), all such Investments and such Partnership Interests.

          8.16 TITLE TO ASSETS. Each Subsidiary Guarantor owns or leases and has on the date hereof good and defensible title (subject only to Liens permitted by Section 9.06 hereof) to the material Properties reflected as owned or leased by it in the most recent financial statements referred to in Section 8.02


                         CREDIT AGREEMENT

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                              - 63 -


hereof including, without limitation, its Indonesian Interests and the other oil and natural gas assets, or interests therein, shown to be owned or leased by it in the Initial Reserve Evaluation Report (other than Properties disposed of in the ordinary course of business). Each Subsidiary Guarantor owns or leases and has on the date hereof good and defensible title to, and enjoys on the date hereof peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 9.06 hereof) that are necessary for the operation and conduct of its businesses.

          8.17 TRUE AND COMPLETE DISCLOSURE. The information, reports (including, without limitation, hydrocarbon engineering reports), financial statements, exhibits and schedules furnished in writing by or on behalf of the Relevant Obligors to the Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, PROVIDED that, in the case of projections and pro forma financial statements, the Relevant Obligors represent and warrant only that the same were prepared in good faith and on the basis of assumptions and estimates that were reasonable as of the date as of which the same are stated to have been prepared. All written information furnished after the date hereof by the Relevant Obligors and their respective Subsidiaries to the Agent and the Lenders in connection with this Agreement and the other Basic Documents to which any of the Relevant Obligors are parties and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect on, or (in the case of projections and pro forma financial statements) will be prepared in good faith and on the basis of reasonable assumptions and estimates as of, the date as of which such information is stated or certified. There is no fact known to any Relevant Obligor that could reasonably be expected to have an Indonesian Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

          8.18 INDONESIAN AGREEMENTS. The Subsidiary Guarantors have heretofore delivered to the Agent true and complete copies of each Indonesian Agreement and each Sales Agreement that has a term of greater than three months other than any such Sales Agreement entered into with Pertamina which provides that the terms thereof may not be disclosed or are otherwise subject to confidentiality provisions, each as in effect on the date hereof. Each such agreement is in full force and effect and no event or


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                              - 64 -


condition has occurred or exists that could result in the termination of any thereof.

          8.19 SPECIAL PURPOSE COMPANY. Holdings has (a) no material assets other than cash and Investments permitted to be made by it as provided in Section 9.08 hereof and its rights and interests under the documents referred to in clause (b) below and
(b) no Indebtedness, and no material obligations other than its obligations under the Basic Documents and the other documents referred to therein to which it is a party.

          Section 9.  COVENANTS OF THE RELEVANT OBLIGORS.  Each
Relevant Obligor covenants and agrees with the Lenders and the Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by Holdings hereunder:

          9.01 FINANCIAL STATEMENTS ETC. Holdings shall deliver to Agent (and the Agent shall deliver to each of the Lenders):

          (a) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of Holdings and its Subsidiaries, consolidated statements of income, retained earnings and cash flows of each Subsidiary Guarantor and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of such Subsidiary Guarantor and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that (i) in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year and (ii) no such comparisons shall be required prior to the fiscal quarter ending
     June 30, 1996), accompanied by a certificate of a senior financial officer of such Subsidiary Guarantor, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of such Subsidiary Guarantor and its Subsidiaries, in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments); PROVIDED that such financial statements need not be delivered to the Agent if such information is contained in the financial statements delivered to the Agent pursuant to Section 9.01(c) hereof;

          (b) as soon as available and in any event within 105 days after the end of each fiscal year of Holdings and its Subsidiaries, consolidated statements of income, retained earnings and cash flows of each Subsidiary
     Guarantor and its Subsidiaries for such fiscal year and the


                         CREDIT AGREEMENT

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                              - 65 -


     related consolidated balance sheet of such Subsidiary Guarantor and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year (for each fiscal year commencing after December 31, 1995), and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of such Subsidiary Guarantor and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles; PROVIDED that such financial statements need not be delivered to the Agent if such information (other than an opinion of independent certified public accountants with respect to the financial statements of each Subsidiary Guarantor) is contained in the financial statements delivered to the Agent pursuant to
     Section 9.01(d) hereof;

          (c) as soon as available and in any event within 60 days after the end of each quarterly fiscal period (excluding the last fiscal quarter) of each fiscal year of Holdings and its Subsidiaries, consolidated and consolidating statements of income, retained earnings and cash flows of Holdings and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, (i) in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year and (ii) no such comparison need be made prior to the fiscal quarter ending June 30, 1996), accompanied by a certificate of a senior financial officer of Holdings, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Holdings and its Subsidiaries, and said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of Holdings and each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (d) as soon as available and in any event within 105 days after the end of each fiscal year of Holdings and its Subsidiaries, consolidated and consolidating statements of income, retained earnings and cash flows of Holdings and its Subsidiaries for such fiscal year and the related


                         CREDIT AGREEMENT
     consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year (for each fiscal year commencing after December 31, 1995), and accompanied (i) in the case of said consolidated balance sheet of Holdings, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Holdings and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles and (ii) in the case of said consolidating statements and balance sheets, by a certificate of the senior financial officer of Holdings, which certificate shall state that said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of Holdings and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

          (e) promptly upon their becoming available, copies of all registration statements that have become effective and regular periodic reports, if any, that any of the Relevant Obligors shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

          (f) promptly upon the mailing thereof to the holders of any publicly-traded debt securities or equity securities of any of the Relevant Obligors generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) as soon as possible, and in any event within ten days after a Senior Officer of any Relevant Obligor knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of such Relevant Obligor setting forth details respecting such event or condition and the action, if any, that such Relevant Obligor or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by such Relevant Obligor or an ERISA Affiliate with respect to such event or condition):

               (i)  any reportable event, as defined in
          Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the


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

                              - 67 -


     PBGC has not by regulation waived the requirement of
     Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (PROVIDED that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
     Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with
     Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

              (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by such Relevant Obligor or an ERISA Affiliate to terminate any Plan;

             (iii) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by such Relevant Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

              (iv) the complete or partial withdrawal from a Multiemployer Plan by such Relevant Obligor or any ERISA Affiliate that results in liability under
          Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by such Relevant Obligor or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
          Section 4041A of ERISA;

               (v)  the institution of a proceeding by a
          fiduciary of any Multiemployer Plan against such Relevant Obligor or any ERISA Affiliate to enforce
          Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

              (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or
          Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if such Relevant Obligor or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;


                         CREDIT AGREEMENT

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                              - 68 -


          (h) not later than March 1 of each calendar year (commencing with the calendar year beginning January 1, 1996), a Reserve Evaluation Report prepared by the Independent Petroleum Engineer with respect to the Hydrocarbon Properties owned or leased by the Subsidiary Guarantors as of December 31 of the immediately preceding calendar year;

          (i) not later than September 1 of each calendar year (commencing with September 1, 1996), a Reserve Evaluation Report prepared by the Subsidiary Guarantors with respect to the Hydrocarbon Properties owned or leased by the Subsidiary Guarantors as of June 30 of such calendar year;

          (j) within ten days after either Subsidiary Guarantor or any of its Subsidiaries receives notice of any material change in the schedule of payment or delivery of any Production Payment to which it is a party, notice of such change, together with an explanation of the reason for such change;

          (k) promptly after a Senior Officer of Holdings or either Subsidiary Guarantor knows or has reason to believe that any Default (other than a Default that has ceased to exist) has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that Holdings or such Subsidiary Guarantor, as the case may be, has taken or proposes to take with respect thereto;

          (l) promptly after a Senior Officer of any Relevant Obligor becomes aware thereof, notice of the occurrence of any event or the existence of any event or condition that could reasonably be expected to result in the termination of any Indonesian Agreement (other than information previously delivered pursuant to Section 9.21(c) hereof); and

          (m) from time to time such other information regarding the Properties (including the respective Subsidiary Guarantors' Indonesian Interests), financial condition, operations or business of any of Holdings and the Subsidiary Guarantors and their respective Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), the Indonesian Agreements, the Sales Contracts, Eligible Buyers and other purchasers under Sales Contracts and the transactions contemplated hereby and thereby as any Lender (through the Agent) or the Agent may reasonably request.

Holdings will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of Holdings


                         CREDIT AGREEMENT

(i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Relevant Obligors have taken or propose to take with respect thereto) and (ii) setting forth in reasonable detail the computations and information necessary to determine whether the Relevant Obligors are in compliance with Sections 9.06(h), (i),
(j), (p) and (q), 9.07(c), (d) and (e), (f) and (h), 9.09, 9.10
and 9.17 hereof as of the end of the respective quarterly fiscal period or fiscal year.

          9.02 LITIGATION. Holdings will promptly give to the Agent (and the Agent shall give to each Lender) notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting Holdings or any of its Subsidiaries, except proceedings that, if adversely determined, could not (either individually or in the aggregate) reasonably be expected to have an Indonesian Material Adverse Effect. Without limiting the generality of the foregoing, Holdings will give to the Agent (and the Agent shall give to each Lender) notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, any of the Relevant Obligors or any of their respective Subsidiaries including, without limitation, notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that could not reasonably be expected to be adversely determined or, if adversely determined, could not reasonably be expected to (either individually or in the aggregate) have an Indonesian Material Adverse Effect.

          9.03 EXISTENCE, ETC. Each of the Relevant Obligors will, and will cause each of its Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (PROVIDED that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.05 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could reasonably be expected to (either individually or in the aggregate) have an Indonesian Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such


                         CREDIT AGREEMENT
     tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained to the extent required by GAAP;

          (d) maintain all of its material Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP;
     and

          (f) permit representatives of any Lender or the Agent, during normal business hours and at the expense of such Lender or Agent (as the case may be), to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be).

          9.04 INSURANCE. Each of the Relevant Obligors will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations, PROVIDED that to the extent customarily maintained by such corporations, the Relevant Obligors and their Subsidiaries may maintain self-insurance).

          9.05  PROHIBITION OF FUNDAMENTAL CHANGES.  None of the
Relevant Obligors will, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

          None of the Relevant Obligors will, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property (including, without limitation, operating leases) to be sold or used in the ordinary course of business and Investments permitted under Section 9.08 hereof.

          None of the Relevant Obligors will, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests), but excluding (i) (a) Dispositions for fair market value as to which


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                              - 71 -


the Net Available Proceeds do not exceed $2,000,000 in any fiscal year and (b) Dispositions for fair market value as to which the Net Available Proceeds exceed $2,000,000 (but do not exceed $25,000,000) during any period commencing on the day following a Determination Date and ending on the next succeeding Determination Date (PROVIDED that not more than $12,500,000 of the Net Available Proceeds of Dispositions permitted by this clause (b) in any such period are derived from Dispositions that do not constitute Like-Kind Exchanges), so long as, no later than two Business Days following the occurrence of any such Disposition, the applicable Relevant Obligor shall deliver to the Lenders a statement, certified by a Senior Officer of such Relevant Obligor, in form and detail satisfactory to the Agent, of the amount of the Net Available Proceeds of such Disposition and of all prior such Dispositions during such period and shall indicate that the Relevant Obligors intend to reinvest such Net Available Proceeds in Property of comparable value (which may include Property received in consideration of such Disposition) within 90 days of such Disposition, and (ii) the expiration of leases covering Hydrocarbon Properties in accordance their respective terms; PROVIDED that, neither Subsidiary Guarantor shall convey, sell, lease, transfer or otherwise dispose of any interest in any Indonesian Agreement to which it is a party or any of its other Indonesian Interests. Notwithstanding the foregoing, any Relevant Obligor may make Dispositions in addition to those described in the immediately preceding sentence so long as the proceeds of any such Dispositions are applied in accordance with the penultimate paragraph of Section 2.08(d) hereof and such Relevant Obligor provides the information required pursuant to Section 9.21(a) hereof.

          Notwithstanding the foregoing provisions of this
Section 9.05, any of Holdings and its Subsidiaries may merge or consolidate with each other or any other Person (including a Wholly Owned Subsidiary of either Subsidiary Guarantor) if
(i) the surviving corporation is a Relevant Obligor or another Wholly Owned Subsidiary of Maxus that is primarily engaged in the production and exploration of or for hydrocarbon properties outside of the United States of America and the Majority Lenders shall have consented to such merger or consolidation and
(ii) after giving effect thereto no Default would exist hereunder.

          9.06  LIMITATION ON LIENS.  None of the Relevant
Obligors will, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

          (a)  Liens created pursuant to the Support Documents;

          (b)  until the borrowing hereunder (but not
     thereafter), Liens in existence on the date hereof and listed in Part B of Schedule I hereto;


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                              - 72 -


          (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Subsidiary Guarantors or the affected Subsidiaries, as the case may be, in accordance with GAAP;

          (d)  carriers', warehousemen's, mechanics',
     materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under
     Section 10(h) hereof;

          (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Subsidiary Guarantors and any of their respective Subsidiaries;

          (h) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by either of the Subsidiary Guarantors or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; PROVIDED that (i) no such Lien shall extend to or cover any Property of such Subsidiary Guarantor or such Subsidiary other than the Property so acquired and improvements thereon, (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 75% of the fair market value (as determined in good faith by a senior financial officer of such Subsidiary Guarantor) of such


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                              - 73 -


Property at the time it was acquired (by purchase, construction or otherwise), (iii) the obligations of such Subsidiary Guarantor or such Subsidiary in respect of Capital Lease Obligations under a capital lease of Property (other than any Hydrocarbon Property) entered into in the ordinary course of business may be secured by a Lien on the Property subject to such capital lease and (iv) no such Lien shall be incurred in connection with any Production Payment;

          (i) Liens under farm-in, farm-out, joint operating, area of mutual interest agreements or similar agreements entered into by either Subsidiary Guarantor or any of its Subsidiaries in the ordinary course of business which such Person determines in good faith to be necessary for or advantageous to the economic development of its Properties; PROVIDED that no such Lien (other than Liens under joint operating agreements, which arise in the ordinary course of business) shall be granted upon Property in which the fair market value of the Proved Reserves exceeds 50% of the fair market value of the Property (as determined in good faith by a Senior Officer of such Subsidiary Guarantor);

          (j) Liens created after the date hereof pursuant to any Interest Rate Protection Agreements or Commodity Hedging Agreements permitted under Section 9.08(f) hereof so long as the Majority Lenders shall have consented thereto or the aggregate "credit exposure" secured thereby (together with Indebtedness secured by Liens permitted by clause (p) below) shall not exceed $10,000,000 in the aggregate at any one time outstanding (and, for purposes hereof, the "CREDIT EXPOSURE" at any time under an Interest Rate Protection Agreement or Commodity Hedging Agreement shall be determined as provided in Section 9.08(f) hereof);

          (k) licenses, leases or subleases granted to others in the ordinary course of business not materially interfering with the conduct of the business of the Subsidiary
     Guarantors and their Subsidiaries taken as a whole;

          (l) statutory and contractual landlords' and lessors' liens under leases to which either Subsidiary Guarantor or any of its Subsidiaries is a party;

          (m) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

          (n) Liens in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;


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                              - 74 -


          (o) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs' duties in connection with the importation of goods;

          (p) additional Liens created after the date hereof upon real and/or personal property; PROVIDED that the outstanding aggregate principal or face amount of Indebtedness secured thereby and by Liens permitted by clause (j) above and incurred after the date hereof shall not exceed $10,000,000 any time;

          (q) Liens of the type described in Section 9.08(h) hereof; and

          (r) any extension, renewal or replacement of the foregoing, PROVIDED that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property).

          9.07 INDEBTEDNESS. None of the Relevant Obligors will, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

          (a)  Indebtedness hereunder and under the other Basic
     Documents to the Lenders;

          (b) Indebtedness outstanding on the date hereof and listed in Part A of Schedule I hereto;

          (c)  Subordinated Indebtedness of Holdings (other than
     Affiliate Subordinated Indebtedness) incurred after the date hereof PROVIDED that the Net Available Proceeds thereof shall be applied by Holdings to the prepayment of the principal of the Loans as provided in Section 2.08(c) hereof;

          (d) Affiliate Subordinated Indebtedness of Holdings; PROVIDED that (i) the maximum rate per annum of interest applicable to any such Affiliate Subordinated Indebtedness shall not exceed the Base Rate (as in effect from time to time); (ii) the proceeds thereof will be applied by Holdings only as follows (as specified by Holdings to the Agent as provided in clause (iii) below): (A) to make capital contributions to the Subsidiary Guarantors the proceeds of which will be used by them to make Capital Expenditures in respect of Hydrocarbon Properties (Affiliate Subordinated Indebtedness incurred for such purposes being herein called "CAPEX ASD") and (B) to enable Holdings to make payments to the Agent for credit to the Borrowing Base Redetermination Sub-Account and prepayments of principal of Loans pursuant to Section 2.08(a) hereof (Affiliate Subordinated Indebtedness incurred for such purposes being herein called "BORROWING BASE PREPAYMENT ASD"); (iii) Holdings specifies


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                              - 75 -


to the Agent, at or prior to the time any Affiliate Subordinated Indebtedness is incurred, the principal amount thereof, the holder or holders thereof and whether such Affiliate Subordinated Indebtedness is Capex ASD or Borrowing Base Prepayment ASD; (iv) the holder shall have executed and delivered to the Agent an Affiliate Subordination Agreement, duly completed and executed (and the Agent shall have received such evidence, if any, of the due authorization, execution and delivery thereof by such holder, and of the legality, validity, binding effect and enforceability thereof, as the Agent may reasonably request); and (v) no Affiliate Subordinated Indebtedness may be created or incurred if, after giving effect thereto, the aggregate outstanding principal amount of all Affiliate Subordinated Indebtedness (not including capitalized interest thereon) would exceed an amount equal to 150% of Tangible Net Worth;

          (e) Indebtedness incurred by: (i) Maxus Sumatra as operator under the Operating Agreement to which it is a party or the related Production Sharing Agreement in connection with transactions under such agreements, PROVIDED that such Indebtedness of Maxus Sumatra shall not exceed $10,000,000 in the aggregate at any one time outstanding; and (ii) Maxus Java to the operator (the "JAVA OPERATOR") under the Operating Agreement to which Maxus Java is a party in respect of Indebtedness incurred by the Java Operator in connection with transactions under such Operating Agreement or the related Production Sharing Agreement and in respect of which Maxus Java and the other parties to such Operating Agreement (other than the Java Operator) are obligated to reimburse the Java Operator for their respective pro rata shares of such Indebtedness of the Java Operator, PROVIDED that such Indebtedness of Maxus Java shall not exceed $10,000,000 in the aggregate at any one time outstanding;

          (f) additional Indebtedness of Holdings (including, without limitation, Capital Lease Obligations and other
     Indebtedness secured by Liens permitted under
     Section 9.06(j) or (p) hereof) up to but not exceeding
     $10,000,000 at any one time outstanding;

          (g)  Indebtedness of the Subsidiary Guarantors and
     Holdings in respect of loans and advances made as permitted by Section 9.08(d) hereof; and

          (h) Indebtedness of Maxus Sumatra arising from one or more letters of credit in an aggregate amount not exceeding three months' rent and service charges as security for lease obligations relating to an office lease by Maxus Sumatra of premises in the Jakarta Stock Exchange Building.


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                              - 76 -


          9.08 INVESTMENTS. The Relevant Obligors will not, nor will they permit any of their respective Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a) Investments outstanding on the date hereof and identified in Part B of Schedule III hereto;

          (b) operating deposit accounts with banks (including the "Account" as defined in the Credit Agricole Account
     Agreement);

          (c)  Permitted Investments;

          (d) loans and advances by the Subsidiary Guarantors to Holdings and by Holdings to the Subsidiary Guarantors and Investments by Holdings in common stock of, and other capital contributions by Holdings to, the Subsidiary
     Guarantors;

          (e) advances by any of the Relevant Obligors to Maxus or any of its Subsidiaries or Affiliates (other than Holdings or any of its Subsidiaries) in the ordinary course of business so long as (i) each such advance shall be payable on demand and shall bear interest (payable on demand) at a rate per annum not less than the Base Rate (as in effect from time to time), (ii) the aggregate amount of all such advances made by the Relevant Obligors in any fiscal year shall not exceed the sum of $55,000,000 plus the aggregate amount of all such advances repaid to the Relevant Obligors during such fiscal year, (iii) at the time of each such advance (and after giving effect thereto), (A) the Relevant Obligors shall be in compliance with Section 9.10 hereof, (B) the aggregate amount of Unrestricted Cash and Cash Equivalents shall be greater than or equal to the aggregate amount of the principal payments and interest on the Loans scheduled to be made during the six months following the date of such advance and the Relevant Obligors shall maintain such amount of Unrestricted Cash and Cash Equivalents during such six month period (interest to be calculated for this purpose on the basis of the rates at which interest is payable on the Loans on the first day of the Subject Month (as defined below)) and (C) no Default shall have occurred and be continuing and (iv) at the time of each such advance the aggregate outstanding principal amount of the Loans shall be less than or equal to the Borrowing Base then in effect, (v) the Agent shall receive, within 15 days following the end of each month during which any such advance is made (the "SUBJECT MONTH") a certificate of a senior financial officer of Holdings to the effect set forth in the preceding clauses (i) through (iv) with respect to the advances made during the Subject Month and setting forth in reasonable detail the calculations necessary to determine compliance with clauses (ii), (iii)(A) and (B) and


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                              - 77 -


     (iv) above) as of the end of the Subject Month, (vi) in no event will any such advance be made directly or indirectly with the proceeds of Affiliate Subordinated Indebtedness and
     (vii) any payments required by any Relevant Obligor under any tax sharing or similar agreement with Maxus shall be set-off and applied against any such advances made by the Relevant Obligors;

          (f) Interest Rate Protection Agreements and Commodity Hedging Agreements with any Lender or any affiliate thereof or any other Person (with the consent of the Majority Lenders) entered into by any of the Relevant Obligors, PROVIDED that, when entering into any Interest Rate Protection Agreement or Commodity Hedging Agreement that at the time has, or at any time in the future may give rise to, any "credit exposure", the aggregate "credit exposure" under all Interest Rate Protection Agreements and Commodity Hedging Agreements (including the Interest Rate Protection Agreement or Commodity Hedging Agreement being entered into) shall not exceed $10,000,000 (and, for purposes hereof, the "CREDIT EXPOSURE" at any time under an Interest Rate Protection Agreement or Commodity Hedging Agreement shall be determined at such time in accordance with the standard methods of calculating credit exposure under similar arrangements as prescribed from time to time by the Agent, taking into account potential interest rate movements (or commodity price movements, as the case may be) and the respective termination provisions and notional principal amount and term of such Interest Rate Protection Agreement or such Commodity Hedging Agreement);

          (g) Investments with Indonesian Banks made for the purpose of funding employee and related benefits to Indonesian nationals and other investments required by Indonesian law for similar purposes;

          (h) Investments in the form of time deposits in Indonesian banks securing rent obligations and other obligations (or reimbursement obligations in respect of guarantees issued to support such obligations) entered into in Indonesia by either Subsidiary Guarantor in the ordinary course of its business;

          (i) Investments by: (x) Maxus Sumatra as operator under the Operating Agreement to which it is a party or the related Production Sharing Agreement in the form of time deposits with banks to secure obligations incurred in connection with transactions under such agreements, PROVIDED that such Investments shall not exceed $10,000,000 in the aggregate at any one time outstanding and (y) Investments by Maxus Java referred to in clause (ii) of the proviso at the end of the definition of "Investments" in Section 1.01 hereof, PROVIDED that such Investments shall not exceed


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

                              - 78 -


     $10,000,000 in the aggregate at any one time outstanding;
     and

          (j) additional Investments by the Relevant Obligors up to but not exceeding $10,000,000 in the aggregate.

          9.09 RESTRICTED PAYMENTS. Except for payments referred to in Section 9.14 hereof made on the Closing Date, Holdings will not make any Restricted Payment at any time; PROVIDED that Holdings may at any time or from time to time after July 1, 1995 make a Restricted Payment in cash, subject to the satisfaction of each of the following conditions on the date of such Restricted Payment and after giving effect thereto:

             (i)  no Default shall have occurred and be
     continuing;

            (ii) the aggregate amount of such Restricted Payment and all other Restricted Payments made on and after July 1, 1995 shall not exceed an amount equal to 50% of the consolidated net income of Holdings and its Subsidiaries for the period commencing on July 1, 1995 and ending on the last day of the fiscal quarter most recently ended prior to the date of such Restricted Payment (such period to be treated for this purpose as a single accounting period);

           (iii)  the Debt Coverage Ratio and the Interest
     Coverage Ratio as at the last day of the fiscal quarter most recently ended prior to the date of such Restricted Payment shall be at least 1.25 to 1 and 1.75 to 1, respectively;

            (iv) the Debt Coverage Ratio and the Interest Coverage Ratio (in each case calculated without giving effect to the last sentence of the definition of "Capital Expenditures") as at the last day of the fiscal quarter most recently ended prior to the date of such Restricted Payment, shall each be at least 1.00 to 1.00; and

             (v) Holdings shall have delivered to the Agent, at least five Business Days (but not more than ten Business
     Days) prior to the date of such Restricted Payment, a certificate of a senior financial officer of Holdings to the effect that the foregoing conditions have been satisfied (and setting forth computations in reasonable detail demonstrating satisfaction of the conditions specified in clauses (ii) and (iv) above and, unless the Agent has received such computations pursuant to Section 9.01 hereof, clause (iii) above) as at the date of such certificate.

Notwithstanding the foregoing, if the conditions set forth in clauses (i) and (iv) above have been satisfied on the date of and after giving effect to each payment described below, if any holder of Affiliate Subordinated Indebtedness is required to pay


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                              - 79 -


any Tax on any capitalized interest payments deemed to be (but not actually) received by such holder during any period on such Affiliate Subordinated Indebtedness, Holdings may make payments to such holder in an aggregate amount not in excess of 10% of the capitalized interest deemed to be (but not actually) received by such holder during such period. Any provision of this Agreement or any other Basic Document to the contrary notwithstanding, each of the Subsidiary Guarantors may pay to Holdings dividends and other distributions on shares of its capital stock without limit.

          9.10  CERTAIN FINANCIAL COVENANTS.

          (a) TANGIBLE NET WORTH. The Relevant Obligors will not permit Tangible Net Worth to be less than $350,000,000 plus (or minus) 70% of the amount of any adjustment after June 16, 1995 to the net worth of Holdings resulting from the Merger and the transactions contemplated thereby.

          (b) DEBT COVERAGE RATIO. The Relevant Obligors will not permit the Debt Coverage Ratio to be less than 1.1 to 1 as at the last day of any fiscal quarter.

          (c) INTEREST COVERAGE RATIO. The Relevant Obligors will not permit the Interest Coverage Ratio to be less than
1.25 to 1 as at the last day of any fiscal quarter.

          9.11 MAINTENANCE OF CORPORATE SEPARATENESS. The Relevant Obligors will, and will cause each of their respective Subsidiaries that has any significant business activities or any significant Indebtedness or liabilities to, satisfy customary corporate formalities, including, without limitation, the holding of regular board of directors' and shareholders' meetings (or the taking of actions pursuant to written consents in lieu of such meetings) and the maintenance of separate corporate records and accounts other than the Accounts (PROVIDED that the Relevant Obligors shall maintain appropriate records enabling them to identify the portions of the balances therein respectively owned by them).

          9.12 LINES OF BUSINESS; ETC. The Subsidiary Guarantors will not, nor will they permit any of their respective Subsidiaries to engage to any substantial extent in any line or lines of business activity other than the acquisition, exploration, development, production, processing and gathering of hydrocarbons in Indonesia and the marketing and sale of such hydrocarbons (but in no event shall the Subsidiary Guarantors or any of their respective Subsidiaries engage in refining or other "downstream" activities relating to hydrocarbon products). The Relevant Obligors will not, nor will they permit any of their respective Subsidiaries to, engage in any business or activities or own any Properties which could result in any Relevant Obligor or any of its Subsidiaries being a "Restricted Subsidiary" as such term is defined in the Maxus Guarantee Agreement.


                         CREDIT AGREEMENT

          9.13 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, the Relevant Obligors will not, nor will they permit any of their respective Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate of Holdings; (b) transfer, sell, lease, assign or otherwise dispose of any material Property to an Affiliate of Holdings; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate of Holdings; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate of Holdings (including, without limitation, Guarantees and assumptions of obligations of an Affiliate of Holdings); except that (1) the Subsidiary Guarantors may enter into and perform their respective obligations under the Credit Agricole Account Agreement, and Holdings or any of its Subsidiaries may enter into Intercompany Agreements with YPF or any of its other Subsidiaries and make or provide or receive payments for services thereunder in accordance with the terms thereof provided that each such Intercompany Agreement is in substantially the form furnished to and approved by the Agent prior to the date of this Agreement or has been approved by the Majority Lenders (as used herein, "INTERCOMPANY AGREEMENT" shall mean a tax or expense sharing agreement, or any agreement providing for the provision of services, between one or more of Holdings and its Subsidiaries and one or more of YPF and its other Subsidiaries), (2) any Affiliate of Holdings who is an individual may serve as a director, officer or employee of Holdings or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and
(3) Holdings and its Subsidiaries may enter into other transactions (other than extensions of credit by Holdings or any of its Subsidiaries) with Affiliates of Holdings providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to Holdings and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate of Holdings.

          9.14 USE OF PROCEEDS. Holdings will use the proceeds of the Loans hereunder solely to pay dividends to Maxus.

          9.15 CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES. The Relevant Obligors will take such action from time to time as shall be necessary to ensure that each of the Subsidiary Guarantors is a Wholly Owned Subsidiary of Holdings. In the event that any additional shares of stock shall be issued by either Subsidiary Guarantor, Holdings agrees forthwith to deliver to the Agent pursuant to the Pledge Agreement such shares of stock accompanied by undated stock powers executed in blank and to take such other action as the Agent shall request to perfect the security interest created therein pursuant to the Pledge Agreement. Anything in this Agreement to the contrary


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

                              - 81 -


notwithstanding, the Relevant Obligors will not form or acquire any Subsidiary without the prior consent of the Majority Lenders.

          9.16 CHANGES TO PRODUCTION PAYMENTS. The Relevant Obligors will not, nor will they permit any of their respective Subsidiaries to voluntarily agree or consent to any change in the delivery or payment schedule of any Production Payment or similar agreement to which any of them are parties without the prior consent of the Agent.

          9.17  SALES CONTRACTS.

          (a) Each Subsidiary Guarantor will direct all purchasers (including, without limitation, all Eligible Buyers) of crude oil and other hydrocarbon products produced from Properties located in the Republic of Indonesia by it or for its account and in respect of which it is entitled to retain the sales proceeds for its account to make (and will take all action necessary to ensure that all such purchasers make) all payments in respect of such purchases in U.S. Dollars to the Collection Account as provided in the Account Pledge Agreement (other than in respect of crude oil and other hydrocarbon products for which invoices have been delivered prior to the date hereof); PROVIDED that the Subsidiary Guarantors may instead, with respect to crude oil referred to in the form of the Credit Agricole Account Agreement referred to in the definition of such term in Section 1.01 hereof sold by the Subsidiary Guarantors and Maxus Energy Trading Company ("TRADING"), direct, and cause Trading to direct, all purchasers of such crude oil to make payments of the purchase price thereof to Credit Agricole (or any other bank substituted therefor as contemplated by Section 9.17(c)(i) hereof) which the Subsidiary Guarantors will direct, and will cause Trading to direct, to remit to the Agent for credit to the Collection Account the Subsidiary Guarantors' and (until the Credit Agricole Account Agreement is executed and delivered by all of the intended parties thereto) Trading's respective portions of such payments (less, in the case of Trading's portion, any amounts owed to Credit Agricole by Trading in respect of Trading's obligation to reimburse Credit Agricole in respect of letters of credit issued by it to provide for the payment of the purchase price of such crude oil purchased by Trading payable by Trading to the sellers thereof to Trading).

          (b) The Subsidiary Guarantors will maintain in effect Sales Contracts with Eligible Buyers providing for the sale by the Subsidiary Guarantors for U.S. Dollars of crude oil and other hydrocarbon products produced from Properties located in the Republic of Indonesia by the Subsidiary Guarantors or for their respective accounts and in respect of which they are entitled to retain the sales proceeds for their respective accounts, such that the aggregate amount of such crude oil and other hydrocarbons sold or to be sold under such contracts in each fiscal year shall equal at least 80% of the total amount of crude oil and other hydrocarbons so produced by or for the account of the Subsidiary


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                              - 82 -


Guarantors and in respect of which they are entitled to retain sales proceeds for their respective accounts in such fiscal year.

          (c) If, at any time following the date the Credit Agricole Account Agreement is executed and delivered by all intended parties thereto, said Agreement is terminated (other than by the Agent except by reason of a material default thereunder by any other party thereto) or otherwise ceases to be in full force and effect (other than by reason of the act or omission of the Agent except as specified in the preceding parenthetical phrase), the Subsidiary Guarantors will either (i) cause, not later than 30 days after such event, a new agreement to be entered into with the Agent by Credit Agricole (or another bank acceptable to Majority Lenders) and the Subsidiary Guarantors providing for the collection, allocation and distribution of the payments for crude oil referred to in said Agreement and the other matters provided for thereby on substantially the same terms as are contained therein (or other terms acceptable to the Majority Lenders) or (ii) cause that portion of each payment for that portion of such crude oil sold by or for the account of the Subsidiary Guarantors to be remitted directly by the respective purchasers thereof to the Collection Account.

          9.18  INDONESIAN AGREEMENTS AND OTHER AGREEMENTS.

          (a) Unless the failure to do so could not reasonably be expected to have an Indonesian Material Adverse Effect, each of the Subsidiary Guarantors will at all times perform and observe all of its obligations under or in respect of its Indonesian Interests (including the Operating Agreement to which it is a party and the related Production Sharing Agreement), enforce all of its rights and claims under or in respect of such Indonesian Interest (including such Indonesian Agreements) and take such other actions as shall be necessary to maintain such Indonesian Agreements in full force and effect and to maintain, preserve and protect such Indonesian Interests (including to maintain such Indonesian Agreements in full force and effect).

          (b) The Relevant Obligors will not, nor will they permit any of their respective Subsidiaries to, agree or consent to any modification, supplement or waiver of any of the provisions of (i) any agreement, instrument or other document evidencing or relating to any Subordinated Indebtedness, (ii) any Intercompany Agreement executed and delivered in substantially the form furnished to and approved by the Agent prior to the date of this Agreement or approved by the Majority Lenders pursuant to Section 9.13 hereof and (iii) any of the Indonesian Agreements except to the extent such modifications, supplements and waivers of the Indonesian Agreements could not reasonably be expected to have (individually or in the aggregate) an Indonesian Material Adverse Effect.

          9.19 SPECIAL COVENANT RELATING TO HOLDINGS. Holdings will not engage in any business or transactions other than those


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                              - 83 -


associated with holding the capital stock of the Subsidiary Guarantors and borrowings hereunder and the other transactions contemplated by the Basic Documents and the other documents referred to therein. Without limiting the generality of the foregoing, Holdings will use its best efforts so to conduct its affairs as not to subject this Agreement or any payments required to be made by Holdings hereunder or on the Notes to any requirement for consent or approval of any Government Authority of or in the Republic of Indonesia not applicable thereto on the date of this Agreement (other than any such requirement that is satisfied).

          9.20 SUBORDINATED INDEBTEDNESS. Holdings will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except (subject to the subordination provisions applicable thereto) for regularly scheduled payments or mandatory prepayments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness (including, without limitation, in the case of Affiliate Subordinated Indebtedness, payments permitted by Section
3.02 of the related Affiliate Subordination Agreement).

          9.21 INFORMATION WITH RESPECT TO DISPOSITIONS, PROPERTY ACQUISITIONS AND CERTAIN ACTIONS OF INDONESIAN GOVERNMENT
AUTHORITIES.

          (a) Each Relevant Obligor will and will cause each of its Subsidiaries to deliver to the Agent (with sufficient copies for each Lender) not later than 15 days (or two Business Days in the case of a Disposition the Net Available Proceeds of which are being applied in accordance with Section 2.08(d) hereof) following the date of any Disposition referred to in clause (i) of the penultimate paragraph of Section 9.05 hereof the Net Available Proceeds of which exceed the limitations specified in clause (b) of said clause (i), a certificate of a Senior Officer of such Relevant Obligor, in form and substance satisfactory to the Agent:

               (i) describing the Property the subject of such Disposition; and

              (ii)  containing the same scope and type of
          information with respect to such Property as was contained in the Reserve Evaluation Report delivered immediately prior to such Disposition.

          (b) Each Relevant Obligor will and will cause each of its Subsidiaries to deliver to the Agent (for delivery to the Lenders) not later than 15 days following the date of any


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                              - 84 -


     acquisition of Property which such Relevant Obligor or any such Subsidiary values for financial statement purposes at more than $12,500,000 (or $25,000,000 in the case of a Like-Kind Exchange) (other than Property acquired by such Relevant Obligor or any such Subsidiary in the ordinary course of business), a certificate of a Senior Officer, in form and substance satisfactory to the Agent:

               (i)  describing the Property acquired; and

              (ii)  containing the same scope and type of
          information with respect to such Property as was contained for substantially similar Properties in the Reserve Evaluation Report delivered immediately prior to the date of the acquisition of such Property.

          (c) Each Subsidiary Guarantor will notify the Agent within ten days of such Subsidiary Guarantor's receipt of information indicating one or more Government Authorities of or in Indonesia has, or has indicated its intention to, repudiate, terminate, seize, appropriate, assume the management of, abrogate or reduce all or any material portion of such Subsidiary Guarantor's Indonesian Interests or take any other action or actions (including, without limitation, suspending or terminating all or any material portion of the production or exportation of hydrocarbons the subject of the Indonesian Agreements, subjecting such Subsidiary Guarantor to new or additional Taxes that result in an increase in the aggregate amount of Taxes paid or payable by the Subsidiary Guarantors to Indonesian Government Authorities of greater than 25% subsequent to the date hereof or imposing currency controls that prevent either Subsidiary Guarantor from accepting payment in U.S. Dollars or prevent either Subsidiary Guarantor from transferring such payments outside of the Republic of Indonesia, in each such case with respect to greater than 25% of its hydrocarbon sales).

          Section 10. EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

          (a) Holdings shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of: (i) any principal of any Loan; or (ii) any interest on any Loan or any fee or any other amount payable by it hereunder or under any other Basic Document (other than the Assignment of Account Agreement) if not paid within two Business Days of the date that the same shall become due; or

          (b) Holdings or any of its Subsidiaries (Holdings and such Subsidiaries being herein collectively called the "RELEVANT PARTIES") shall default in the payment when due of any principal of or interest on any of its other Indebtedness


                         CREDIT AGREEMENT
     aggregating $5,000,000 or more, or in the payment when due of any amount under any Interest Rate Protection Agreement or Commodity Hedging Agreement for a notional principal amount exceeding $2,000,000; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement or Commodity Hedging Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Interest Rate Protection Agreement or Commodity Hedging Agreement, to permit the payments owing under such Interest Rate Protection Agreement or Commodity Hedging Agreement to be liquidated; or

          (c) Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by or on behalf of any Obligor, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) Any Relevant Obligor shall default in the performance of any of its obligations under any of Sections 9.01(k), 9.03(a), 9.05, 9.06, 9.07, 9.08, 9.09, 9.10,
     9.11, 9.13, 9.14, 9.15, 9.16, 9.17(a), 9.17(b), 9.18 or 9.20
     hereof; or any Relevant Obligor shall default in the performance of any of its other obligations in this Agreement or any other Basic Document (or Credit Agricole shall fail to pay any amounts aggregating $10,000,000 or more payable by it to the Agent under the Credit Agricole Account Agreement) and such default shall continue unremedied for a period of 30 or more days after notice thereof to Holdings by the Agent or any Lender (through the Agent); or

          (e) Any Relevant Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) Any Relevant Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors,
     (iii) commence a voluntary case under the Bankruptcy Code,


                         CREDIT AGREEMENT

     (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) take any corporate action for the purpose of effecting any of the foregoing or (vii) do the equivalent of any of the foregoing under any foreign laws; or

          (g) A proceeding or case shall be commenced, without the application or consent of any Relevant Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Relevant Party or of all or any substantial part of its Property, (iii) similar relief in respect of such Relevant Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against such Relevant Party shall be entered in an involuntary case under the Bankruptcy Code or (iv) the equivalent of any of the foregoing under any foreign laws; or

          (h) A final judgment or order for the payment of money shall be entered against any Relevant Party (i) which, within 30 days after the entry thereof, has not been discharged or execution thereof has not been stayed pending appeal or as to which any enforcement proceeding shall have been commenced (and not stayed) by any creditor thereon and (ii) the aggregate amount of all such final judgments or orders meeting the criteria set forth in clause (i) above exceeds $5,000,000 (net of insurance coverage as to which the insurer has acknowledged coverage); or

          (i) An event or condition specified in Section 9.01(g) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, any Relevant Party or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, could reasonably be expected to (either individually or in the aggregate) have an Indonesian Material Adverse Effect; or


                         CREDIT AGREEMENT

          (j) There shall have been asserted against any Relevant Party one or more Environmental Claims that could reasonably be expected to be determined adversely to such Relevant Party, and, if adversely determined, could reasonably be expected to result in liability on the part of such Relevant Party (insofar as such amount is payable by such Relevant Party but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor) (such Environmental Claims being herein called the "SUBJECT ENVIRONMENTAL CLAIMS") and the aggregate amount that could reasonably be expected to be payable by the Relevant Parties in respect of Subject Environmental Claims (after giving effect to such deductions) exceeds (i) $8,000,000 in any fiscal year of the Relevant Obligors, (ii) $35,000,000 during the period commencing on the date hereof and ending on the last Principal Payment Date or
     (iii) $100,000,000 on or after the date hereof; or

          (k) All of the outstanding shares of capital stock of Holdings (other than directors' qualifying shares, if any) shall cease to be owned, directly or indirectly, by Maxus or YPF or any of such shares shall be owned, directly or indirectly, by an entity (other than Maxus or YPF) which is not incorporated or organized under the laws of a state of the United States of America and the business of which does not consist solely of making and holding investments in Subsidiaries of YPF; or

          (l) Either Subsidiary Guarantor shall cease to be a Wholly Owned Subsidiary of Holdings; or

          (m) The Liens created by the Support Documents shall at any time not constitute valid and perfected Liens on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Agent, free and clear of all other Liens (other than Liens permitted under Section 9.06 hereof or under the respective Support Documents and other than a failure of the Liens on the Collection Account or the Borrowing Base Redetermination Sub-Account to be valid or perfected Liens by reason of the Subsidiary Guarantors' rights under Section 2.08(a)(i)(C) hereof with respect to such account) except as a result of any action taken omitted to be taken by the Agent or the Lenders, or, except for expiration in accordance with its terms, any of the Support Documents shall for whatever reason be terminated or cease to be in full force and effect in any respects material to the Agent and the Lenders, or the enforceability thereof shall be contested by any Obligor; or

          (n) Any event set forth in Schedule VI hereto shall occur; or


                         CREDIT AGREEMENT

          (o) Either of the Production Sharing Agreements shall be terminated for any reason or shall cease to be in full force and effect in any respect material to the related Subsidiary
     Guarantor or the Agent and the Lenders;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to Holdings or either Subsidiary Guarantor, the Agent may and, upon request of the Majority Lenders, will, by notice to the Holdings, declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by Holdings and the Subsidiary Guarantors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Relevant Obligors; and
(2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 with respect to Holdings or either Subsidiary Guarantor, the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Relevant Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Relevant Obligors.

          Section 11.  THE AGENT.

          11.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby appoints and authorizes the Agent to act as its agent hereunder and under the other Basic Documents and any Affiliate Subordination Agreements with such powers as are specifically delegated to the Agent by the terms of this Agreement and the other Basic Documents and any Affiliate Subordination Agreement, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

          (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents and any Affiliate Subordination Agreement, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Lender;

          (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document or any Affiliate Subordination Agreement, or in any certificate or other document referred to or provided for in, or received by


                         CREDIT AGREEMENT
     any of them under, this Agreement or any other Basic Document or any Affiliate Subordination Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by Holdings or either Subsidiary Guarantor or any other Person to perform any of its obligations hereunder or thereunder; and

          (c) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent, together with the consent of Holdings to such assignment or transfer (to the extent provided in Section 12.06(b) hereof).

          11.02 RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) in good faith believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document or any Affiliate Subordina-tion Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          11.03 DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Agent has received notice from a Lender or Holdings or either Subsidiary Guarantor specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section
11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders, PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall


                         CREDIT AGREEMENT
deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

          11.04 RIGHTS AS A LENDER. With respect to its Commitment and the Loans made by it, Chase (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with Holdings, either Subsidiary Guarantor, YPF, Maxus and their respective Subsidiaries or Affiliates as if it were not acting as the Agent, and Chase (and any such successor) and its affiliates may accept fees and other consideration from any such Person for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          11.05 INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of Holdings under said
Section 12.03) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that Holdings is obligated to pay under Section 12.03 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          11.06 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Holdings, the Subsidiary Guarantors and their respective Subsidiaries (and YPF and Maxus and their respective


                         CREDIT AGREEMENT

Subsidiaries,) and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Basic Document. The Agent shall not be required to keep itself informed as to the performance or observance by Holdings or either Subsidiary Guarantor of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of Holdings, the Subsidiary Guarantors, YPF, Maxus or their respective Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the other Basic Documents or any Affiliate Subordination Agreement, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Holdings, the Subsidiary Guarantors, YPF, Maxus or their respective Subsidiaries (or any of their affiliates) that may come into the possession of the Agent or any of its affiliates.

          11.07 FAILURE TO ACT. Except for action expressly required of the Agent hereunder and under the other Basic Documents and any Affiliate Subordination Agreement, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action and the Agent may consult with counsel and the advice of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder under any of the other Basic Documents, any Affiliate Subordination Agreement or under the Support Documents.

          11.08 RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders, Holdings and the Subsidiary Guarantors, and the Agent may be removed at any time with or without cause by the Majority Lenders with (unless an Event of Default has occurred or is continuing) the approval of Holdings (such approval not to be unreasonably withheld). Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent with (unless an Event of Default has occurred and is continuing) the approval of Holdings (such approval not to be unreasonably withheld). If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent with (unless an Event of Default has occurred and


                         CREDIT AGREEMENT
is continuing) the approval of Holdings (such approval not to be unreasonably withheld), that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

          11.09 CONSENTS UNDER OTHER BASIC DOCUMENTS. Except as otherwise provided in Section 12.04 hereof with respect to this Agreement, the Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents or any Affiliate Subordination Agreement, PROVIDED that, without the prior consent of all of the Lenders, the Agent shall not (except as provided herein or in the Support Documents): (i) release any collateral or otherwise terminate any Lien under any Basic Document providing for collateral security, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Basic Document), except that no such consent shall be required, and the Agent is hereby authorized, to release any Lien covering Property that is the subject of a disposition of Property permitted hereunder or to which the Majority Lender have consented, (ii) release any Relevant Obligor from its obligations under any of the Basic Documents to which it is a party and (iii) release either YPF or Maxus from its obligations under the YPF Guarantee Agreement or the Maxus Guarantee Agreement, as the case may be, or either Subsidiary Guarantor from its obligations under Section 6 hereof.

          Section 12.  MISCELLANEOUS.

          12.01 WAIVER. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          12.02 NOTICES. All notices, requests and other communications provided for herein and under the Support Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered


                         CREDIT AGREEMENT

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                              - 93 -


to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          12.03 EXPENSES, ETC. Holdings agrees to pay or reimburse each of the Lenders and the Agent for (without duplication): (a) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy ("MILBANK"), special New York counsel to Chase, Perez Alati, Grondona, Benites, Arntsen & Martinez de Hoz (h), special Argentine counsel to Chase and Makarim & Taira S., special Indonesian counsel to Chase) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the making and syndication of the Loans hereunder and related matters (PROVIDED that such fees and expenses of Milbank cannot exceed the budgeted amounts indicated by Milbank, without the prior approval of YPF) and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents or any Affiliate Subordination Agreement (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Event of Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.03; and (c) without duplication of any amounts payable by Holdings under Section 5.06 hereof, all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein.

          Holdings hereby agrees to indemnify the Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Agent to any Lender), whether or not the Agent or any Lender is a party thereto arising out of or by reason of any investigation or litigation or other proceedings (including any threatened


                         CREDIT AGREEMENT
investigation or litigation or other proceedings) relating to the Loans hereunder or any of the other transactions contemplated hereby or any actual or proposed use by Holdings of the proceeds of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or actions ("ILLEGAL ACTIONS") by such Person which such Person knew or reasonably should have known were illegal). Without limiting the generality of the foregoing, Holdings will indemnify the Agent and each Lender from, and hold the Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence, willful misconduct or Illegal Actions of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of Holdings or any of its Subsidiaries (or any predecessor in interest to Holdings or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by Holdings or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Environmental Materials at or from any such site or facility, including any such Release or threatened Release that shall occur during any period when the Agent or any Lender shall be in possession of any such site or facility following the exercise by the Agent or any Lender of any of its rights and remedies hereunder to the extent that such Release is caused by the Agent or the Lenders.

          12.04 AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by Holdings, the Subsidiary Guarantors, the Agent and the Majority Lenders, or by Holdings, the Subsidiary Guarantors and the Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Agent acting with the consent of the Majority Lenders; PROVIDED that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of the Commitments, or extend the time or waive any requirement for the reduction or termination of the Commitments,
(ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce or forgive the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of Holdings to prepay Loans, (vi) alter the terms of this Section 12.04,
(vii) modify the definition of the term "Majority Lenders" or modify in any other manner the number or percentage of the Lenders


                         CREDIT AGREEMENT
required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (viii) waive any of the conditions precedent set forth in Section 6 hereof; (b) any modification or supplement of Section 11 hereof shall require the consent of the Agent; (c) any modification or supplement of
Section 6 hereof shall require the consent of the Subsidiary Guarantors; and (d) any waiver of any provision of this Agreement that adversely affects Holdings shall require the consent of Holdings.

          12.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.06  ASSIGNMENTS AND PARTICIPATIONS.

          (a) Neither Holdings nor either Subsidiary Guarantor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Agent.

          (b) Each Lender may (and each Lender shall, if requested pursuant to Section 5.07 hereof) assign any of its Loans and its Note, with the consent, so long as no Event of Default shall have occurred and be continuing, of Holdings (such consent not to be unreasonably withheld or delayed); PROVIDED that

          (i) no such consent by Holdings shall be required in the case of any assignment to another Lender;

         (ii) except to the extent the Agent and Holdings shall otherwise consent, any such partial assignment (other than to another Lender) shall be in an amount at least equal to $5,000,000;

        (iii) each such assignment by a Lender of its Loans or Note shall be made in such manner so that the same portion of its Loans and Note is assigned to the respective assignee; and

         (iv) upon each such assignment, the assignor and assignee shall deliver to Holdings and the Agent a Notice of Assignment in the form of Exhibit H hereto.

Upon execution and delivery by the assignor and the assignee to and the Agent of such Notice of Assignment, and upon consent thereto by the Agent and Holdings to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Agent and Holdings), the obligations, rights and benefits of a Lender hereunder holding the Loans (or portions thereof) assigned to it and specified in such Notice of Assignment (in addition to the Loans, if any, theretofore held by such assignee). Unless otherwise agreed by the Agent, upon each such


                         CREDIT AGREEMENT
assignment the assigning Lender shall pay the Agent an assignment fee of $3,000.

          (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans held by it, in which event each purchaser of a participation (a "PARTICIPANT") shall be entitled to the rights and benefits of the provisions of Section 9.01(m) hereof with respect to its participation in such Loans as if (and the Relevant Obligors shall be directly obligated to such Participant under such provisions as
if) such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c) hereof, shall not have any other rights or benefits under this Agreement or any Note or any other Basic Document and any Affiliate Subordination Agreement (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by Holdings to any Lender under Section 5 hereof and
Section 12.03 hereof in respect of Loans held by it, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, and as if such Lender were funding each of such Loan in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document and any Affiliate Subordination Agreement except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to
(i) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (ii) reduce the amount of any such payment of principal, (iii) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of Holdings to prepay the related Loans or (vi) consent to any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under
Section 11.09 or 12.04 hereof, requires the consent of each Lender.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may (without notice to or the consent of Holdings, the Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loan and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loan and its Note to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.

          (e)  A Lender may furnish any information concerning
Holdings, the Subsidiary Guarantors, YPF, Maxus or any of their


                         CREDIT AGREEMENT
respective Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of
Section 12.12 hereof.

          (f) Anything in this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to Holdings or either Subsidiary Guarantor or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

          12.07 SURVIVAL. The obligations of Holdings under Sections 5.01, 5.05, 5.06 and 12.03 hereof, and the obligations of the Lenders under Sections 11.05 and 12.12 hereof, shall survive the repayment of the Loans and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder; PROVIDED that all such obligations shall survive the repayment of the Loans only for a period of two years (five years in the case of said Section 5.06) except if and to the extent any liability is asserted by Holdings, the Agent or any of the Lenders under any of such Sections within such two-year (or, in the case of said Section 5.06, five-year) period. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

          12.08 CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          12.10 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Holdings and the Subsidiary Guarantors hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to


                         CREDIT AGREEMENT
this Agreement or the transactions contemplated hereby. Holdings and the Subsidiary Guarantors hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          12.11 WAIVER OF JURY TRIAL. EACH OF HOLDINGS, EACH SUBSIDIARY GUARANTOR, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE OTHER BASIC DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          12.12 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each Lender and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) with each of the Relevant Obligors, Maxus and YPF to use its best efforts to keep confidential and not to disclose any non-public information supplied to it by any of the Relevant Obligors, Maxus and YPF pursuant to this Agreement or any of the other Basic Documents that is identified by any of the Relevant Obligors, Maxus and YPF as being confidential at the time the same is delivered to the Lenders or the Agent, PROVIDED that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Lender (or to Chase Securities, Inc., Chase Investment Bank, Ltd., and Chase Manhattan Asia Limited), (v) in connection with any litigation relating to any of the Basic Documents or any Affiliate Subordination Agreement or the transactions contemplated thereby to which any one or more of the Lenders or the Agent is a party,
(vi) to a subsidiary or affiliate of such Lender in connection with the administration, management or booking of any Loans or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit G hereto (or executes and delivers to such Lender an acknowledgement to the effect that it is bound by the provisions of this Section 12.12, which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans hereunder). The obligations of each Lender under this Section 12.12 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to any of the Relevant Obligors, Maxus and YPF prior to the date hereof; in addition, the obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit G hereto shall be superseded by this Section 12.12 upon the date upon


                         CREDIT AGREEMENT
which such assignee becomes a Lender hereunder pursuant to
Section 12.06(b) hereof.

          12.13 APPOINTMENT OF HOLDINGS AS AGENT. Each Subsidiary Guarantor hereby irrevocably appoints Holdings as its agent for the purpose of giving and receiving any and all notices and other communications provided for herein to be given by or to it hereunder. By its signature below, Holdings hereby accepts such appointment.

          12.14 JOINT AND SEVERAL LIABILITY. All monetary obligations of the Subsidiary Guarantors hereunder and under the other Basic Documents to which the Subsidiary Guarantors are parties shall be their joint and several obligations.


                         CREDIT AGREEMENT

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              BORROWER
                              --------

                              MAXUS INDONESIA, INC.


                              By_________________________
                                Title:

                              Address for Notices:

                              Maxus Indonesia, Inc.
                              717 North Harwood Street
                              Dallas, TX  75201

                              Attention:  Mark J. Gentry
                              Telecopier No.:  214-953-2901
                              Telephone No.:   214-953-2000

                              with copies to:

                              Maxus Energy Corporation
                              717 North Harwood Street
                              Dallas, TX  75201

                              Attention:  Mark J. Gentry
                              Telecopier No.:  214-953-2901

                              YPF Sociedad Anonima
                              Avenida Pte. Roque Saenz Pena 777
                              Buenos Aires 1364, Argentina

                              Attention:  Carlos Felices
                              Telecopier No.:  54-1-329-2113


                         CREDIT AGREEMENT

                              SUBSIDIARY GUARANTORS
                              ---------------------

                              MAXUS NORTHWEST JAVA, INC.


                              By_________________________
                                Title:

                              Address for Notices:

                              Maxus Northwest Java, Inc.
                              717 North Harwood Street
                              Dallas, TX  75201

                              Attention:  Mark J. Gentry
                              Telecopier No.:  214-953-2901
                              Telephone No.:   214-953-2000

                              with copies to:

                              Maxus Energy Corporation
                              717 North Harwood Street
                              Dallas, TX  75201

                              Attention:  Mark J. Gentry
                              Telecopier No.:  214-953-2901

                              YPF Sociedad Anonima
                              Avenida Pte. Roque Saenz Pena 777
                              Buenos Aires 1364, Argentina

                              Attention:  Carlos Felices
                              Telecopier No.:  54-1-329-2113


                         CREDIT AGREEMENT

                              MAXUS SOUTHEAST SUMATRA INC.


                              By_________________________
                                Title:

                              Address for Notices:

                              Maxus Southeast Sumatra, Inc.
                              717 North Harwood Street
                              Dallas, TX  75201

                              Attention:  Mark J. Gentry
                              Telecopier No.:  214-953-2901
                              Telephone No.:   214-953-2000

                              with copies to:

                              Maxus Energy Corporation
                              717 North Harwood Street
                              Dallas, TX  75201

                              Attention:  Mark J. Gentry
                              Telecopier No.:  214-953-2901

                              YPF Sociedad Anonima
                              Avenida Pte. Roque Saenz Pena 777
                              Buenos Aires 1364, Argentina

                              Attention:  Carlos Felices
                              Telecopier No.:  54-1-329-2113


                         CREDIT AGREEMENT

                              LENDERS
                              -------

Commitment                    THE CHASE MANHATTAN BANK
- ----------
                               (NATIONAL ASSOCIATION)
$48,125,000.00

                              By_________________________
                                Title:

                              Lending Office for all Loans:

                              The Chase Manhattan Bank
                                (National Association)
                              1 Chase Manhattan Plaza
                              New York, New York 10081

                              Address for Notices:

                              The Chase Manhattan Bank
                                (National Association)
                              1 Chase Manhattan Plaza
                              New York, New York 10081

                              Attention:  Ian Schottlaender
                                          Managing Director

                              Telecopier No.:  212-552-1687
                              Telephone No.:   212-552-5874


                         CREDIT AGREEMENT

Commitment                    THE BANK OF NOVA SCOTIA
- ----------

$15,000,000.00
                              By_________________________
                                Title:

                              Lending Office for all Loans:

                              The Bank of Nova Scotia
                              Atlanta Agency
                              600 Peachtree Street N.E.
                              Suite 2700
                              Atlanta, GA  30308

                              Address for Notices:

                              The Bank of Nova Scotia
                              Atlanta Agency
                              600 Peachtree Street N.E.
                              Suite 2700
                              Atlanta, GA  30308

                              Attention:  F.C.H. Ashby
                              Telecopier No.:  415-397-0791
                              Telephone No.:  404-877-1500

                              With a copy to:

                              The Bank of Nova Scotia
                              Houston Representative Office
                              1100 Louisiana
                              Suite 3000
                              Houston, TX  77002

                              Telecopier No.:  713-752-2425
                              Telephone No.:  713-752-0900


                         CREDIT AGREEMENT

Commitment                    BANQUE FRANCAISE DU COMMERCE
- ----------                    EXTERIEUR

$10,000,000.00

                              By_________________________
                                Title:


                              By_________________________
                                Title:

                              Lending Office for all Loans:

                              Banque Francaise du Commerce
                                Exterieur
                              Southwest Representative Office
                              333 Clay Street, Suite 4340
                              Houston, TX  77002

                              Address for Notices:

                              Banque Francaise du Commerce
                                Exterieur
                              Southwest Representative Office
                              333 Clay Street, Suite 4340
                              Houston, TX  77002

                              Attention:  Tanya McAllister,
                                            Administrative
                                            Assistant
                              Telecopier No.:  713-759-9908
                              Telephone No.:  713-759-9401

                              With a copy to:

                              Banque Francaise du Commerce
                                Exterieur
                              645 Fifth Avenue
                              20th Floor
                              New York, NY  10022

                              Attention:  Joan Rankine
                              Telecopier No.:  212-872-5045
                              Telephone No.:  212-872-5000


                         CREDIT AGREEMENT

Commitment                    BANQUE PARIBAS - HOUSTON AGENCY
- ----------

$21,875,000.00
                              By_________________________
                                Title:


                              By_________________________
                                Title:

                              Lending Office for all Loans:

                              Banque Paribas
                              1200 Smith, Suite 3100
                              Houston, TX  77002

                              Address for Notices:

                              Banque Paribas
                              1200 Smith, Suite 3100
                              Houston, TX  77002

                              Attention:  Bart Schouest
                              Telecopier No.:  713-659-3832
                              Telephone No.:  713-659-4811


                         CREDIT AGREEMENT

Commitment                    THE FUJI BANK, LTD.
- ----------

$25,000,000.00
                              By_________________________
                                Title:

                              Lending Office for all Loans:

                              The Fuji Bank, Ltd.
                              1221 McKinney Street
                              Suite 4100
                              Houston, TX  77010

                              Address for Notices:

                              The Fuji Bank, Ltd.
                              1221 McKinney Street
                              Suite 4100
                              Houston, TX  77010

                              Attention:  Loan Administration
                              Telecopier No.:  713-759-0048
                              Telephone No.:  713-650-7868


                         CREDIT AGREEMENT

Commitment                    THE LONG-TERM CREDIT BANK OF JAPAN,
- ----------                    LIMITED

$25,000,000.00

                              By_________________________
                                Title:

                              Lending Office for all Loans:

                              The Long-Term Credit Bank of Japan,
                                Limited
                              165 Broadway
                              New York, NY 10006

                              Address for Notices:

                              The Long-Term Credit Bank of Japan,
                                Limited
                              165 Broadway
                              New York NY 10006

                              Attention:  LTCB New York Branch
                                            Operations
                              Telecopier No.:  212-608-3452
                              Telephone No.:  212-335-4801


                         CREDIT AGREEMENT

Commitment                    THE SANWA BANK LIMITED
- ----------

$15,000,000.00
                              By_________________________
                                Title:

                              Lending Office for all Loans:

                              The Sanwa Bank Limited
                              Park Avenue Plaza
                              55 East 52nd Street
                              New York, NY 10055

                              Address for Notices:

                              The Sanwa Bank Limited
                              Park Avenue Plaza
                              55 East 52nd Street
                              New York, NY 10055

                              Attention:  Loan Administration
                              Telecopier No.:  212-754-2368
                              Telephone No.:  212-339-6241


                         CREDIT AGREEMENT

Commitment                    SOCIETE GENERALE, SOUTHWEST AGENCY
- ----------

$15,000,000.00

                              By_________________________
                                Title:

                              Lending Office for all Loans:

                              Societe Generale, Southwest Agency
                              2001 Ross Avenue
                              Suite 4800
                              Dallas, TX  75201

                              Address for Notices:

                              Societe Generale, Southwest Agency
                              2001 Ross Avenue
                              Suite 4800
                              Dallas, TX  75201

                              Attention:  Molly Franklin
                              Telecopier No.:  214-754-0171
                              Telephone No.:  214-979-2743


                         CREDIT AGREEMENT

                              AGENT
                              -----

                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION),
                                as Agent


                              By_________________________
                                Title:

                              Address for Notices to
                              Chase as Agent:

                              The Chase Manhattan Bank
                                (National Association)
                              4 Chase Metrotech Center-13th Floor
                              Brooklyn, New York  11245

                              Attention:       New York Agency
                              Telecopier No.:  718-242-6910
                              Telephone No.:   718-242-7979

                              with copies to:

                              The Chase Manhattan Bank
                                (National Association)
                              1 Chase Manhattan Plaza
                              New York, New York  10081

                              Attention:  Ian Schottlaender
                              Telecopier No.:  212-552-1687


                         CREDIT AGREEMENT

                                                            SCHEDULE I


                  MATERIAL AGREEMENTS AND LIENS


Part A - MATERIAL AGREEMENTS

          Indebtedness of Maxus Java to Holdings pursuant to a Loan Agreement dated June 1, 1992 between Maxus Java, as Borrower, and Maxus International Energy Company, as Lender (which Loan Agreement has been assigned to Holdings) in the principal amount of $34,231,719.56 outstanding as at May 31, 1995.

          Indebtedness of Holdings to Maxus Java in a principal amount as at May 31, 1995 equal to that of the Indebtedness of Maxus Java to Holdings referred to above, viz., $34,231,719.56.


The Operating Agreements

          As to Maxus Sumatra, no other agreements specified in
Section 8.12(a) other than those entered into as operator under the Operating Agreement relating to the Southeast Sumatra
Production Sharing Agreement.

          As to Maxus Java, no other agreements specified in
Section 8.12(a) other than those entered into by Atlantic Richfield Indonesia, Inc. (or affiliate(s) thereof) as operator under the Operating Agreement relating to the Northwest Java Production Sharing Agreement.


Part B - LIENS

         See attached.


                              SCHEDULE I

                                                      SCHEDULE II


                      ENVIRONMENTAL MATTERS


                              None.


                           SCHEDULE II

                                                     SCHEDULE III


                   SUBSIDIARIES AND INVESTMENTS


PART A

          None.


PART B

          As to each of Maxus Java and Holdings, the Investment consisting of Indebtedness of one of such corporations held by the other, as referred to in Part A of Schedule I.

The Operating Agreements

          As to Maxus Sumatra, no other arrangements specified in
Section 8.12(a) other than those entered into as operator under the Operating Agreement relating to the Southeast Sumatra
Production Sharing Agreement.

          As to Maxus Java, no other arrangements specified in
Section 8.12(a) other than those entered into by Atlantic Richfield Indonesia, Inc. (or affiliate(s) thereof) as operator under the Operating Agreement relating to the Northwest Java Production Sharing Agreement.


                           SCHEDULE III

                                                      SCHEDULE IV


                            LITIGATION


1. Federal Income Tax audit of Maxus Energy Corporation and subsidiaries consolidated return for the year 1986.

2. Federal Income Tax audit of Maxus Energy Corporation and subsidiaries consolidated return for the years 1987 - 1989.

3. Federal Income Tax audit of Maxus Energy Corporation and subsidiaries consolidated return for the year 1991.

4.   PT Buana Bintang v. Maxus Southeast Sumatra, Inc. Supreme
     Court of Indonesia.

5. All litigation, claims and similar matters, if any, disclosed in any public filings with the Securities and Exchange Commission by Maxus Energy Corporation relating or involving any Relevant Obligor.


                           SCHEDULE IV

                                                       SCHEDULE V

                      Intentionally Omitted




                            SCHEDULE V

                                                      SCHEDULE VI


PART A.  EVENTS OF DEFAULT WITH RESPECT TO YPF


          Capitalized terms used in Part A of this Schedule VI (unless otherwise defined in Part A of this Schedule VI) shall have the meanings assigned to them in the YPF Guarantee Agreement or (if not otherwise defined in the YPF Guarantee Agreement) in the Credit Agreement. In addition, as used in Part A of this
Schedule VI, each reference to a Subsidiary or Subsidiaries of YPF shall be deemed to refer to a Subsidiary or Subsidiaries of YPF (as the case may be) other than Maxus and its Subsidiaries.

          1. YPF shall default in the performance of any of its obligations under any of Section 4.12, 4.14, 4.15, 4.16 or
     4.19 of the YPF Guarantee Agreement or under Section 4.07(b) thereof; or YPF shall default in the performance of any of its other obligations under the YPF Guarantee Agreement and such default shall continue unremedied for a period of 30 or more days after notice thereof to YPF by the Agent or any Lender (through the Agent).

          2. YPF or any Subsidiary shall (a) default in the payment of the principal of or interest on any other note, bond, coupon or other instrument evidencing Indebtedness in an amount of $20,000,000 or more issued, assumed or guaranteed by it, when and as the same shall become due and payable, if such default shall continue for more than the period of grace, if any, originally applicable thereto and the time for payment of such amount has not been expressly extended, or (b) default in the observance of any other terms and conditions relating to any such Indebtedness, if the effect of such default is to cause such Indebtedness to become due prior to its stated maturity.

          3. Any government or governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the Property of YPF or any Subsidiary or the share capital of YPF or any such Subsidiary, or shall have assumed custody or control of such Property or of the business or operations of YPF or any such Subsidiary or of the share capital of YPF or any such Subsidiary, or shall have taken any action for the winding-up or dissolution of YPF or any such Subsidiary or any action that would prevent YPF or any such Subsidiary or its officers from carrying on its business or operations or a substantial part thereof for a period of longer than 30 days and the result of any such action shall materially prejudice the ability of YPF to perform its obligations under the Basic Documents to which it is a party.

          4. It becomes unlawful for YPF to perform any of its obligations under any of the Basic Documents to which it is


                           SCHEDULE VI
     a party, or any of its obligations thereunder ceases to be valid, binding or enforceable.

          5. A resolution is passed or adopted by the Board of Directors or stockholders of YPF or a judgment of a court of competent jurisdiction is made, that YPF be wound up or dissolved, other than for the purposes of or pursuant to a merger or consolidation otherwise permitted under and in accordance with the terms of Section 4.16 of the YPF Guarantee Agreement, and any winding up, dissolution or liquidation proceedings remain undismissed for thirty (30) days.

          6. An attachment, execution, seizure before judgment or other legal process is levied or enforced upon any part of the Property of YPF or any Subsidiary which Property is material to the condition, financial or otherwise, or to the earnings, operations or business affairs or business prospects of YPF and its Subsidiaries taken as a whole, and
     (a) such attachment, execution, seizure before judgment or other legal process is not discharged within 30 days thereof or (b) if such attachment, execution, seizure before judgment or other legal process shall not have been discharged within such 30-day period, YPF or such Subsidiary, as the case may be, shall not have within such 30-day period contested such attachment, execution, seizure before judgment or other legal process in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith; PROVIDED, HOWEVER, that in no event shall the grace period provided by clause (b) above extend beyond the 60th day after the initiation of such proceedings.

          7. A court having jurisdiction enters a decree or order for (a) relief in respect of YPF or any Significant Subsidiary in an involuntary case under Argentine Law No. 19,551 or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or (b) appointment of an administrator, receiver, trustee or intervenor for YPF or any Significant Subsidiary for all or substantially all of the Property of YPF or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days.

          8. YPF or any Significant Subsidiary (a) commences a voluntary case under Argentine Law No. 19,551 or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (b) consents to the appointment of or taking possession by an administrator, receiver, trustee or intervenor for YPF or any Significant Subsidiary for all or substantially all of the Property of YPF or any


                           SCHEDULE VI

     Significant Subsidiary or (c) effects any general assignment for the benefit of creditors.

          9. A moratorium is agreed or declared in respect of any Indebtedness of YPF, or of any Significant Subsidiary, or any government or governmental authority condemns, seizes, compulsorily purchases or expropriates 10% or more of the assets of YPF and its Subsidiaries considered as one enterprise.

          10. Any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in Item 9 of Part A of this Schedule VI.


PART B.  EVENTS OF DEFAULT WITH RESPECT TO MAXUS

          Capitalized terms used in Part B of this Schedule VI (unless otherwise defined in Part B of this Schedule VI) shall have the meanings assigned to them in the Maxus Guarantee Agreement or (if not otherwise defined in the Maxus Guarantee Agreement) in the Credit Agreement.

          1. Maxus shall default in the performance of any of its obligations under any of Section 4.01(e), 4.05, 4.06 or 4.07 of the Maxus Guarantee Agreement; or Maxus shall default in the performance of any of its other obligations under the Maxus Guarantee Agreement and such default shall continue unremedied for a period of 30 or more days after notice thereof to Maxus by the Agent or any Lender (through the Agent).

          2. Maxus shall default in the payment when due of any principal of or interest on any of its other Indebtedness (or amounts payable under any Interest Rate Protection Agreements or Commodity Hedging Agreements) aggregating $10,000,000 or more ("OTHER INDEBTEDNESS").

          3. Any event, other than an event specified in paragraph 2 above, specified in any note, agreement, indenture or other document evidencing or relating to any Other Indebtedness (or amounts payable under any Interest Rate Protection Agreements or Commodity Hedging Agreements) aggregating $10,000,000 or more (other than Indebtedness in respect of the loans provided for by the Credit Agreement dated as of June 8, 1995 between Midgard Energy Company, the lenders named therein and Chase as agent for such lenders) shall occur if the effect of such event is to cause such Other Indebtedness to become due, or to be required to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or, in the case of an Interest Rate Protection Agreement or a Commodity Hedging Agreement, to cause amounts owing thereunder to be liquidated.


                           SCHEDULE VI

          4. A Non-Payment Cross-Default shall occur and be continuing in respect of any Eligible Other Indebtedness. As used in this paragraph 4:

               (a)  "ELIGIBLE OTHER INDEBTEDNESS" shall mean
     Other Indebtedness other than Indebtedness referred to in the first parenthetical clause in paragraph 3 above.

               (b) "NON-PAYMENT CROSS-DEFAULT" shall mean, with respect to any Eligible Other Indebtedness (the "FIRST OTHER INDEBTEDNESS"), any event, other than an event referred to in paragraph 2 above, in respect of any Eligible Other Indebtedness (other than the First Other Indebtedness) which permits the holder or holders of the First Other Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such First Other Indebtedness to become due, or to be required to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or, if the First Other Indebtedness relates to an Interest Rate Protection Agreement or Commodity Hedging Agreement, to cause payments owing thereunder to be liquidated.

          5. Maxus shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

          6. Maxus shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (iv) pass or adopt a resolution by the Board of Directors or stockholders thereof for the purpose of effecting any of the foregoing or (v) do the equivalent of any of the foregoing under any foreign laws.

          7. A proceeding or case shall be commenced, without the application or consent of Maxus, in any court of competent jurisdiction, seeking (i) the reorganization, liquidation, dissolution, arrangement or winding-up of Maxus, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Maxus or of all or any substantial part of its Property,
(iii) similar relief in respect of Maxus under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and


                           SCHEDULE VI
continue unstayed and in effect, for a period of 60 or more days or (iv) the equivalent of any of the foregoing under any foreign laws.

          8. A final judgment or order for the payment of money shall be entered against Maxus (i) which, within 30 days after the entry thereof, has not been discharged or execution thereof has not been stayed pending appeal or as to which any enforcement proceeding shall have been commenced (and not stayed) by any creditor thereon and (ii) the aggregate amount of all such final judgments or orders meeting the criteria set forth in clause (i) exceeds $10,000,000 (net of insurance coverage as to which the insurer has acknowledged coverage).


                           SCHEDULE VI

                                                     SCHEDULE VII


                         ELIGIBLE BUYERS


AMPOL REFINERIES LIMITED      MITSUI & CO. LTD
ARCO                          MITSUI OIL ASIA (HONG KONG) LTD
BHP                           MOBIL
BP                            MITSUBISHI
CALTEX                        NICOR
CHEVRON                       NIPPON OIL CO.
COSMO OIL                     PETRO DIAMOND
COASTAL                       PECTEN (SHELL)
ENTERPRISE PETROLEUM LTD      PETRA
EXO                           PETRO PROGRESS INC.
EXXON                         PHIBRO ENERGY USA INC.
FAR EAST OIL CO.              PERTAMINA
FAR EAST PETROLEUM CO LTD     PERMINDO
FUJI                          PACIFIC POINT
IDEMITSU                      SEAPAC ENERGY RESOURCES LTD
INPEX                         SHELL
ITOCHU                        SINOCHEM
JAPEX                         SINOLINK
J. ARON                       SINOPEC (HONG KONG) LIMITED
JAPAN INDONESIA OIL CO.       SUMITOMO
KANGQI                        TAIYO OIL
KANSAI                        TEPCO
KASHIMA                       TEXACO
KIPCO                         TOHO
KERR MCGEE                    TOMEN PETROLEUM (SINGAPORE)
KOCH SUPPLY AND TRADING CO.   UNION OIL
LUCKY GOLDSTAR INT'L.         UNOCAL
LASMO                         VALERO REFINING COMPANY
MARUBENI                      VITOL


                           SCHEDULE VII

                                                    SCHEDULE VIII


                   REORGANIZATION TRANSACTIONS


          1. Incorporation of Maxus Indonesia on March 29, 1995 as a Wholly Owned Subsidiary of Natomas Energy Company ("NEC").

          2. Dividend by NEC of all of the outstanding capital stock of each of Maxus Java and Maxus Sumatra to Maxus Indonesia.

          3. Dividend by NEC of all of the outstanding capital stock of Maxus Indonesia to Maxus prior to the Merger.


                          SCHEDULE VIII

                                                      SCHEDULE IX

            WAIVERS OF STATUTES OF LIMITATION - TAXES


Extensions of the statue of limitations on the assessment of United Stated federal income tax on Maxus Energy Corporation and its subsidiaries has been granted with respect to the following years:

     Tax Year                      Extended to
     --------                      -----------

       1986                        December 31, 1995
       1987                        June 30, 1995
       1988                        June 30, 1995
       1989                        June 30, 1995
       1990                        September 15, 1996
       1991                        September 15, 1996